UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GOODRX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE & PROXY

STATEMENT

Annual Meeting of Stockholders

June 14, 2023

11:00 a.m. (Pacific Time)

GOODRX HOLDINGS, INC.

2701 OLYMPIC BOULEVARD, WEST BUILDING – SUITE 200, SANTA MONICA, CA 90404

May 1, 2023

To Our Stockholders:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders ("Annual Meeting") of GoodRx Holdings, Inc. (the “Company”) to be held on Wednesday, June 14, 2023 at 11:00 a.m., Pacific Time. Our Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the virtual Annual Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GDRX2023. Utilizing the latest technology and a virtual meeting format will allow stockholders to participate from any location and we expect will lead to increased attendance, improved communications and cost savings for our stockholders and the Company, and is a more environmentally friendly format.

The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Details regarding how to attend the meeting and the business to be conducted at the Annual Meeting are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote your shares electronically, even if you have previously submitted your proxy.

Thank you for your support.

Sincerely,

Trevor Bezdek

Chairman of the Board

Notice of Annual Meeting of Stockholders

To be Held on Wednesday, June 14, 2023

GOODRX HOLDINGS, INC.

2701 OLYMPIC BOULEVARD, WEST BUILDING – SUITE 200, SANTA MONICA, CA 90404

The Annual Meeting of Stockholders (the “Annual Meeting”) of GoodRx Holdings, Inc., a Delaware corporation (the “Company”), will be held at 11:00 a.m., Pacific Time, on Wednesday, June 14, 2023. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GDRX2023. The Annual Meeting is called for the following purposes:

To elect Julie Bradley, Dipanjan Deb, Stephen LeSieur and Gregory Mondre as Class III Directors to serve until the 2026 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our outstanding shares of capital stock, composed of Class A common stock and Class B common stock, at the close of business on April 17, 2023, are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to legal@goodrx.com, stating the purpose of the request and providing proof of ownership of Company stock. This list of stockholders will also be available on the bottom panel of your screen during the Annual Meeting after entering the 16-digit control number included on the Notice of Internet Availability of Proxy Materials or any proxy card that you received, or on the materials provided by your bank, broker or other nominee. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Gracye Cheng

Secretary

Santa Monica, California

May 1, 2023

PROXY STATEMENT

GOODRX HOLDINGS, INC.

2701 OLYMPIC BOULEVARD, WEST BUILDING – SUITE 200, SANTA MONICA, CA 90404

This proxy statement is furnished in connection with the solicitation by the Board of Directors of GoodRx Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 14, 2023 (the “Annual Meeting”), at 11:00 a.m., Pacific Time, and at any continuation, postponement, or adjournment of the Annual Meeting. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GDRX2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of outstanding shares of capital stock, composed of Class A common stock and Class B common stock (collectively, “Common Stock”), at the close of business on April 17, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. Each share of our Class A common stock entitles its holder to one vote per share on all matters presented to our stockholders generally, and each share of Class B common stock entitles its holder to ten votes per share on all matters presented to our stockholders generally. At the close of business on the Record Date, there were 83,133,056 shares of Class A common stock and 313,731,628 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, representing approximately 2.6% and 97.4% of the voting power of our Common Stock, respectively.

This proxy statement, including the enclosed form of proxy, and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2022 (the “2022 Annual Report”) will be released on or about May 2, 2023 to our stockholders on the Record Date.

In this proxy statement, “we,” “us,” “our,” the “Company” and “GoodRx” refer to GoodRx Holdings, Inc., and, unless otherwise stated, all of its subsidiaries.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 14, 2023

This proxy statement and our 2022 Annual Report are available at http://www.proxyvote.com/

PROPOSALS

At the Annual Meeting, our stockholders will be asked:

To elect Julie Bradley, Dipanjan Deb, Stephen LeSieur and Gregory Mondre as Class III Directors to serve until the 2026 Annual Meeting of Stockholders and until their respective successors shall have been duly elected and qualified;

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and

To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting and you have properly submitted a proxy, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

RECOMMENDATIONS OF THE BOARD

The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board recommends that you vote:

FOR the election of Julie Bradley, Dipanjan Deb, Stephen LeSieur and Gregory Mondre as Class III Directors;

FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and

FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

INFORMATION ABOUT THIS PROXY STATEMENT

Why you received this proxy statement. You are viewing or have received these proxy materials because GoodRx’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (the “SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, GoodRx is making this proxy statement and its 2022 Annual Report available to its stockholders electronically via the Internet. On or about May 2, 2023, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained in the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us and intermediaries (e.g., brokers) to deliver a single copy of the Internet Notice and, if applicable, a single set of proxy materials, in each case, addressed to all applicable stockholders, to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one copy of the Internet Notice and, if applicable, one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate set of proxy materials, as requested, to any stockholder at a shared address to which a single set of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1 866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one set of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Intermediaries with accountholders who are our stockholders may also be “householding” our proxy materials. Such stockholders may contact their bank, broker or other nominee to request information about householding.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF STOCKHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is April 17, 2023. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting and/or vote over the Internet. Each share of our Class A common stock entitles its holders to one vote per share and each share of our Class B common stock entitles its holders to ten votes per share on all matters presented to our stockholders at the Annual Meeting. Holders of Class A common stock and holders of Class B common stock vote together as a single class on any matter (including the election of directors) that is submitted to a vote of our stockholders, unless otherwise required by law or our amended and restated certificate of incorporation. At the close of business on the Record Date, there were 83,133,056 shares of Class A common stock and 313,731,628 shares of Class B common stock issued and outstanding and entitled to vote at the Annual Meeting, representing approximately 2.6% and 97.4% of the voting power of our Common Stock, respectively.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank, broker or nominee on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of those shares held in street name. If your shares are held in street name, our proxy materials are being provided to you by your bank, brokerage firm or other nominee, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares, and such nominee is required to vote your shares in accordance with your instructions. If you haven’t received a 16-digit control number, you should contact your bank, broker or other nominee to obtain your control number or otherwise vote through such nominee.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, electronically or by proxy, of the holders of a majority in voting power of Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND AND VOTE AT THE 2023 ANNUAL MEETING OF STOCKHOLDERS?

You may attend and vote at the Annual Meeting only if you are a GoodRx stockholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual Meeting and submit your questions by visiting the following website: www.virtualshareholdermeeting.com/GDRX2023. You will also be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 11:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:45 a.m., Pacific Time, and you should allow ample time for check-in procedures. If you hold your shares through a bank, broker or other nominee, instructions should also be provided on the voting instruction card provided by such nominee. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

WHY A VIRTUAL MEETING?

We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for us and our stockholders. We believe the virtual meeting will enable increased stockholder attendance and participation since stockholders can participate from any location around the world.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR

TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call refer to the technical support number that will be available on the Annual Meeting website.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, the person presiding over the Annual Meeting may adjourn the Annual Meeting until a quorum is present or represented.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks, brokers or other nominees. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

We recommend that stockholders vote by proxy even if they plan to participate in the Annual Meeting and vote electronically during the Annual Meeting. If you are a stockholder of record, there are three ways to vote by proxy:

•
by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•
by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
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by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 13, 2023. Stockholders may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/GDRX2023 and entering the 16-digit control number included on your Internet Notice, proxy card or the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 11:00 a.m., Pacific Time, on Wednesday, June 14, 2023.

If your shares are held in street name through a bank, broker or other nominee, you will receive instructions on how to vote from such nominee. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks, brokers or other nominees. If your shares are not registered in your own name and you would like to vote your shares at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/GDRX2023 and enter the 16-digit control number included in the voting instruction card provided to you by your bank, brokerage firm or other nominee. If you hold your shares in street name and you do not receive a 16-digit control number, you may need to log in to your bank, brokerage firm or other nominee’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank, brokerage firm or other nominee.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet or telephone;
•
by giving written notice of revocation to the Secretary of GoodRx prior to the Annual Meeting; or
•
by voting electronically at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your virtual attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote electronically during the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank, broker or other nominee, or you may vote electronically during the Annual Meeting.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you are a stockholder of record and you properly submit a proxy but do not indicate any voting instructions, the proxy holders named on the Company’s proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with any voting instructions, then such organization that holds your shares may generally vote your shares in their discretion on “routine” matters, but cannot vote your shares on “non-routine” matters. Proposal 2 (ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm) is considered a “routine” matter. All other proposals to be voted on at the Annual Meeting are considered “non-routine.” Accordingly, if you hold your shares in street name and you do not submit voting instructions to your broker, your broker may exercise its discretion to vote on Proposal 2 at the Annual Meeting, but will not be permitted to vote your shares on any of the other proposals at the Annual Meeting. See below under “What are broker non-votes and do they count for determining a quorum?” for additional information.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. However, if any other matter properly comes before the stockholders for a vote at the Annual Meeting and you have properly submitted a proxy, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW

WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.
Proposal 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers	The majority of the votes cast.	Abstentions and broker non-votes will have no effect.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the two other proposals to be voted on at the Annual Meeting, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors and abstentions will have no effect on the ratification of the appointment of PricewaterhouseCoopers LLP or the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors and the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?

In connection with the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters, for up to 15 minutes after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the 2023 Annual Meeting of Stockholders?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

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irrelevant to the business of the Company or to the business of the Annual Meeting;
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related to material non-public information of the Company, including the status or results of our business since our last periodic report filed with the SEC;
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related to any pending, threatened or ongoing litigation;
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related to personal grievances;
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derogatory references to individuals or that are otherwise in bad taste;
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substantially repetitious of questions already made by another stockholder;
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in excess of the two-question limit;
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in furtherance of the stockholder’s personal or business interests; or
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out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair of the Annual Meeting or Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the 2023 Annual Meeting of Stockholders?”

PROPOSALS TO BE VOTED ON

PROPOSAL 1: Election of Directors

At the Annual Meeting, four (4) Class III Directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2026 and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

We currently have ten (10) directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term will expire at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”); Class II, whose term will expire at the 2025 Annual Meeting of Stockholders; and Class III, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2026 Annual Meeting of Stockholders. The current Class I Directors are Douglas Hirsch, Jacqueline Kosecoff and Agnes Rey-Giraud; the current Class II Directors are Christopher Adams, Trevor Bezdek and Adam Karol; and the current Class III Directors are Julie Bradley, Dipanjan Deb, Stephen LeSieur and Gregory Mondre.

In connection with the initial public offering (“IPO”) of our Class A common stock in September 2020, we entered into a Stockholders Agreement (the “Stockholders Agreement”) between the Company and certain stockholders of the Company, including the Silver Lake Stockholders (as defined below), the Francisco Partners Stockholders (as defined below), the Spectrum Stockholders (as defined below), and the Idea Men Stockholders (as defined below). Pursuant to the Stockholders Agreement, Gregory Mondre has been designated by the Silver Lake Stockholders as a Class III director, Dipanjan Deb has been designated by the Francisco Partners Stockholders as a Class III director and Stephen LeSieur has been designated by the Spectrum Stockholders as a Class III Director. Julie Bradley has also been designated for appointment to the Board as a Class III director and an Independent Director Designee (as defined below) pursuant to the Stockholder Agreement and was initially recommended for service on the Board in 2020 by Adam Karol. As a result of the Stockholders Agreement and the aggregate voting power of the parties to the agreement, we expect that the Sponsor Stockholders (as defined below), acting in conjunction, will control the election of our directors. For more information, see “Corporate Governance—Stockholders Agreement.”

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class III Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size, subject to the terms of the Stockholders Agreement. The Board has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative “FOR” votes will be elected as Class III Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

☑	The Board of Directors unanimously recommends a vote FOR the election of the below Class III Director nominees.

NOMINEES FOR CLASS III DIRECTORS (CURRENT TERMS TO EXPIRE AT THE 2023 ANNUAL MEETING)

The nominees for election to the Board as Class III Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with GoodRx
Julie Bradley	54	2020	Director
Dipanjan Deb	53	2015	Director
Stephen LeSieur	49	2015	Director
Gregory Mondre	48	2018	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

JULIE BRADLEY	Age 54

Julie Bradley has served as a member of our board of directors since August 2020. Since July 2022, Ms. Bradley has served as the Chief Executive Officer of RegimenMD, Inc., an online skincare marketplace. She previously served as the Chief Financial Officer of TripAdvisor, Inc., a public company that operates an online travel planning website and mobile app, from October 2011 to November 2015. Currently, Ms. Bradley serves on the board of directors of BitSight Technologies, Inc., a private company, since March 2022, where she is a member of the Audit Committee, ContextLogic Inc., since October 2020, where she is a member of the Audit Committee, and First Watch Restaurant Group, Inc., since January 2020, where she is a member of the Audit Committee. Ms. Bradley previously served on the board of directors of Wayfair Inc., from September 2012 to May 2021, where she was a member of the Audit Committee and Nominating and Corporate Governance Committee, Highland Transcend Partners I Corp., from December 2021 to December 2022, where she served on the Compensation Committee, Blue Apron Holdings, Inc., from September 2015 to October 2020, where she served on the Audit Committee and Compensation Committee, and Constant Contact, Inc. from June 2015 to February 2016, where she served on the Audit Committee, Compensation Committee and Merger and Acquisition Committee. Ms. Bradley received a B.A. in Economics from Wheaton College. We believe Ms. Bradley is qualified to serve on our board of directors due to her financial expertise and experience serving on the board of directors of numerous technology-based companies.

DIPANJAN DEB	Age 53

Dipanjan Deb has served as a member of our board of directors since October 2015. Mr. Deb is a co-founder of Francisco Partners Management, L.P. (“Francisco Partners”), a technology investment firm, and has served as the Managing Partner and Chief Executive Officer of Francisco Partners since September 2005. Mr. Deb has also served as a Partner of Francisco Partners since its founding in August 1999. Prior to founding Francisco Partners, Mr. Deb was a principal at TPG Capital, a private equity firm, a Director of Semiconductor Banking at Robertson, Stephens & Company and a management consultant at McKinsey & Company, Inc. Mr. Deb currently serves on the board of directors of LegalZoom.com, Inc. ("LegalZoom"), where he is the Chair of the Compensation Committee. He has decided to not stand for re-election at LegalZoom’s 2023 annual meeting of stockholders. Mr. Deb has also served on the board of directors of numerous other public companies, including, most recently, Ichor Systems, Inc. from February 2012 to May 2018, and currently serves on the board of directors of several private companies. Mr. Deb holds a B.S. in Electrical Engineering and Computer Science from the University of California, Berkeley and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Deb is qualified to serve as a member of our board of directors because of his experience in the private equity and venture capital industries analyzing, investing in and serving on the boards of directors of manufacturing and technology companies.

STEPHEN LESIEUR	Age 49

Stephen LeSieur has served as a member of our board of directors since October 2015. Mr. LeSieur is currently a Managing Director at Spectrum Equity ("Spectrum"), a growth stage private equity firm, having joined in July 2005, and he currently co-leads the firm's healthcare technology investing efforts. Prior to Spectrum, Mr. LeSieur was an associate at Trident Capital. Mr. LeSieur serves and has served on the board of directors of several private healthcare and software companies. Mr. LeSieur holds a B.A. in Economics from Princeton University and an M.B.A. from the Tuck School of Business at Dartmouth College. We believe Mr. LeSieur is qualified to serve on our board of directors because of his extensive experience in private equity investing and serving on the boards of directors of numerous healthcare and technology-based companies.

GREGORY MONDRE	Age 48

Gregory Mondre has served as a member of our board of directors since October 2018. Mr. Mondre is Co-Chief Executive Officer at Silver Lake Technology Management, L.L.C. (“Silver Lake”), a global technology investment firm. He joined Silver Lake in 1999 and most recently served as a Managing Partner and Managing Director of the firm from January 2013 to December 2019. Mr. Mondre currently serves on the board of directors of Motorola Solutions, Inc., a position he has held since August 2015 and where he also serves on the Governance and Nominating Committee. He previously served as a director of Expedia Group, Inc. from May 2020 to October 2021, of GoDaddy Inc. from May 2014 to February 2020, and of Sabre Corporation from March 2007 to December 2018. Mr. Mondre holds a B.S. degree in Economics from the Wharton School of the University of Pennsylvania. We believe Mr. Mondre is qualified to serve on our board of directors because of his significant experience in private equity investing and expertise in technology and technology-enabled industries.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS I DIRECTORS (TERMS TO EXPIRE AT THE 2024 ANNUAL MEETING)

The current members of the Board who are Class I Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with GoodRx
Douglas Hirsch	52	2011	Chief Mission Officer and Director
Jacqueline Kosecoff	73	2016	Director
Agnes Rey-Giraud	58	2016	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee are as follows:

DOUGLAS HIRSCH	Age 52

Douglas Hirsch is one of our co-founders and has served as our Chief Mission Officer since April 2023 and as a member of our board of directors since our founding in September 2011. Previously, Mr. Hirsch was a Chief Executive Officer of the Company from September 2011 to April 2023. Prior to our founding, Mr. Hirsch served as Chief Executive Officer at DailyStrength, Inc., a provider of healthcare-focused online support groups, from March 2005 to November 2008, and previously held senior roles at Facebook, Inc. and Yahoo! Inc. Mr. Hirsch holds a B.A. in Political Science from Tufts University. We believe Mr. Hirsch is qualified to serve on our board of directors because of the historical knowledge, operational expertise, leadership, and continuity that he brings to our board of directors as our co-founder.

JACQUELINE KOSECOFF	Age 73

Jacqueline Kosecoff, Ph.D., has served as a member of our board of directors since May 2016. Dr. Kosecoff is a Managing Partner at Moriah Partners, LLC, a private equity firm investing in health care, security, and sport industries with a focus on software, content, and services, where she has served since February 2012. Dr. Kosecoff has also served as a Senior Advisor at Warburg Pincus, LLC since March 2012. Dr. Kosecoff has had an extensive career in health care including serving as Executive Vice President of PacifiCare, where she had responsibility for its pharmacy benefits manager (“PBM”), Medicare Part D Drug Program, and Behavioral Health, Dental and Vision companies. At UnitedHealth Group (“United”), Dr. Kosecoff was Chief Executive Officer of OptumRx, with responsibility for United’s PBM, Specialty Pharmacy and Consumer Health Products. Currently, Dr. Kosecoff serves on the board of directors of Alignment Healthcare, Inc., where she serves on the Compensation and the Nominating, Corporate Governance & Compliance Committees; Houlihan Lokey, Inc., where she serves on the Audit and Nominating and Governance Committees; STERIS PLC, where she chairs the Compensation and Organization Development Committee and serves on the Nominating and Governance Committee; TriNet Group, Inc., where she serves on the Compensation and Risk Committees; and several private companies. Dr. Kosecoff previously served on the board of directors of Sealed Air Corporation from May 2005 to May 2021 and athenahealth, Inc. from July 2012 to February 2019. Dr. Kosecoff holds a B.A. in Mathematics from the University of California, Los Angeles, an M.S. in Applied Mathematics from Brown University, and a Ph.D. with a concentration in Research Methods from the University of California, Los Angeles. We believe Dr. Kosecoff is qualified to serve on our board of directors because of her extensive experience serving on the board of directors of several public and private companies and her experience and knowledge in the health care sector, including health care services and technology.

AGNES REY-GIRAUD	Age 58

Agnes Rey-Giraud has served as a member of our board of directors since June 2016. Ms. Rey-Giraud is the Founder and Chairman of Acera Surgical Inc., a bioscience company, where she served as the Chief Executive Officer from its founding in January 2013 until May 2022. Ms. Rey-Giraud previously served in multiple executive roles of increasing responsibility, including Executive Vice President and the President of International Operations, at Express Scripts Holding Company, a pharmacy benefit management organization. Ms. Rey-Giraud has served on the board of directors of UpHealth, Inc. since June 2021, where she also serves as the Chair for its Compensation Committee and as a member of its Compliance Committee and Nominating and Corporate Governance Committee. Ms. Rey-Giraud also serves on the board of directors for several private companies. Ms. Rey-Giraud holds a B.S. and M.S. in Mechanical Engineering from Ecole Nationale d’Ingenieurs de Saint Etienne (ENISE), France, a MMa in Operations Management from Ecole de Management de Lyon (EM Lyon), France and an M.B.A. from the University of Chicago. We believe Ms. Rey-Giraud is qualified to serve on our board of directors because of her experience and expertise in the PBM industry gained as an executive of a large publicly traded company in that industry and her experience serving on the board of directors of several companies.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)

The current members of the Board who are Class II Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with GoodRx
Christopher Adams	43	2015	Director
Trevor Bezdek	45	2011	Chairman of the Board
Adam Karol	47	2018	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

CHRISTOPHER ADAMS	Age 43

Christopher Adams has served as a member of our board of directors since October 2015. Mr. Adams is a Partner at Francisco Partners, a private equity firm, where he has served since August 2008. Prior to this, Mr. Adams was an associate at American Securities Capital Partners, a private equity firm, and a management consultant at Bain & Company, Inc. Mr. Adams also serves on the board of directors of several private companies. Mr. Adams holds a B.S. in Computer Engineering from the Georgia Institute of Technology and an M.B.A. from the Stanford Graduate School of Business. We believe that Mr. Adams is qualified to serve as a member of our board of directors because of his extensive experience in analyzing, investing in, and serving on the board of directors of several healthcare and technology companies from working in the private equity industry.

TREVOR BEZDEK	Age 45

Trevor Bezdek is one of our co-founders and has served as a member of our board of directors since our founding in September 2011. Mr. Bezdek was appointed as Chairman of the Board in April 2023. Previously, Mr. Bezdek was a Co-Chief Executive Officer and the Secretary of the Company from January 2015 to April 2023. Prior to that, Mr. Bezdek served as Managing Partner at Tryarc, LLC, an information technology consulting firm, from 2001 to 2007, and co-founded Biowire, a bioinformatics software provider and community for biologists and scientists. Mr. Bezdek holds a B.S. in Biological Sciences from Stanford University. We believe Mr. Bezdek is qualified to serve as a member of our board of directors because of his extensive experience in the healthcare, prescription medication and technology industries, in addition to the continuity he brings as one of our co-founders.

ADAM KAROL	Age 47

Adam Karol has served as a member of our board of directors since October 2018. Mr. Karol is a Managing Director at Silver Lake. He joined Silver Lake in 2009 as a Principal and then served as a Director from 2013 to December 2018 prior to becoming Managing Director. Prior to Silver Lake, Mr. Karol worked at Silver Point Capital, L.P., an asset management firm, and at Perry Capital, a multi-strategy investment firm. Mr. Karol serves on the board of directors for A Place for Mom, Inc., Integrity Marketing Group, LLC and Noom, Inc. Mr. Karol holds a B.S. in Finance and Management Information Systems from Boston College and an M.B.A. from the Wharton School of the University of Pennsylvania. We believe Mr. Karol is qualified to serve on our board of directors because he has significant experience in private equity investing and expertise in technology investing.

We believe that all of our current Board members and nominees for Class III directors possess the professional and personal qualifications necessary for Board service and have highlighted particularly noteworthy attributes for each Board member and nominee in the individual biographies above.

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Our Board has directed that this appointment be submitted to our stockholders for ratification. Although ratification of our appointment of PricewaterhouseCoopers LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice. As a result, this is a non-binding vote.

PricewaterhouseCoopers LLP has continually served as our independent registered public accounting firm since 2018. Neither PricewaterhouseCoopers LLP nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting, have an opportunity to make a statement if he or she desires to do so, and be available to respond to appropriate questions from stockholders.

In the event that the appointment of PricewaterhouseCoopers LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2024. Even if the appointment of PricewaterhouseCoopers LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of GoodRx.

VOTE REQUIRED

This proposal requires the approval of the majority of votes cast. Abstentions will have no effect on the proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of PricewaterhouseCoopers LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

☑	The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed GoodRx’s audited financial statements for the fiscal year ended December 31, 2022 and has discussed these financial statements with management and GoodRx’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, GoodRx’s independent registered public accounting firm the matters that they are required to provide to the Audit Committee, including the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

GoodRx’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by the applicable requirements of the PCAOB describing all relationships between the independent registered public accounting firm and GoodRx, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from GoodRx.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited financial statements be included in GoodRx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Julie Bradley (Chair)

Jacqueline Kosecoff

Agnes Rey-Giraud

This Audit Committee report does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any filing made by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such report by specific reference.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

Set forth below are the fees paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP, for the fiscal years ended December 31, 2022 and 2021 (in thousands):

Fee Category	Fiscal 2022	Fiscal 2021
Audit Fees	$2,707	$3,259
Audit-Related Fees	$—	$—
Tax Fees	$15	$50
All Other Fees	$1	$1
Total Fees	$2,723	$3,310

AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements and the audit of the effectiveness of internal control over financial reporting, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with regulatory filings or engagements.

AUDIT-RELATED FEES

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.” There were no audit-related fees during the years ended December 31, 2022 or 2021.

TAX FEES

Tax fees are comprised of fees for a variety of permissible services relating to tax compliance, tax studies, and tax advice.

ALL OTHER FEES

All Other Fees relate to license fees for accounting research and disclosure checklist software.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage an independent auditor to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by the independent auditor has received general pre-approval by the Audit Committee, it requires specific pre-approval by the Audit Committee. Any proposed services exceeding 10% of pre-approved fee levels or budgeted amounts also require specific pre-approval.

For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative.

In connection with the Pre-Approval Policy, the Audit Committee will periodically review and pre-approve any services (and related fee levels or budgeted amounts) that may be provided by the independent auditor without first obtaining specific preapproval from the Audit Committee or the Chair of the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. All services to the Company provided by PricewaterhouseCoopers LLP in 2022 and 2021 were approved in accordance with the Pre-Approval Policy.

PROPOSAL 3: Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act and as required pursuant to Section 14A of the Exchange Act, the Company requests that our stockholders cast a non-binding, advisory vote to approve the compensation of our named executive officers as described in the section titled “Executive Compensation” in this proxy statement, including the “Compensation Discussion and Analysis” section, the compensation tables and the accompanying narrative disclosure contained therein.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Please read the aforementioned section beginning on page 23 of this proxy statement for additional details about our executive compensation programs. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, provides our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices for named executive officers described in this proxy statement. Accordingly, we will ask our stockholders to vote “FOR” the following advisory resolution at the Annual Meeting:

"RESOLVED, that the Company’s stockholders approve, on an advisory (non-binding) basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion."

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and intend to consider our stockholders’ views regarding our executive compensation programs. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company's stockholders and encourages all stockholders to vote their shares on this important matter.

FREQUENCY OF SAY-ON-PAY VOTE

At our 2022 Annual Meeting of Stockholders, held on June 14, 2022, our stockholders recommended an annual say-on-pay vote, and our Board of Directors subsequently adopted that recommendation. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2024 Annual Meeting of Stockholders.

VOTE REQUIRED

This proposal requires the approval of the majority of votes cast. Abstentions and broker non-votes are not considered to be votes cast and accordingly, will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

☑	The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Scott Wagner[1]	52	Interim Chief Executive Officer
Douglas Hirsch[2]	52	Chief Mission Officer and Director
Trevor Bezdek[3]	45	Chairman of the Board
Karsten Voermann[4]	53	Chief Financial Officer
Raj Beri[5]	49	Chief Operating Officer
Babak Azad[6]	50	Chief Marketing Officer and SVP, Marketing & Communications
Romin Nabiey[7]	36	Chief Accounting Officer
Bansi Nagji[8]	58	President, Healthcare

(1)
Scott Wagner has served as our Interim Chief Executive Officer since April 2023. Previously, Mr. Wagner was an investor and advisor to technology companies. From July 2012 to September 2019, Mr. Wagner served in various leadership roles at GoDaddy Inc. (“GoDaddy”), a leading internet domain registrar and web hosting company, including as Chief Executive Officer from 2017 to 2019, as President, Chief Financial Officer and Chief Operating Officer from 2013 to 2017, and as Interim Chief Executive Officer from 2012 to 2013. During Mr. Wagner’s tenure, Mr. Wagner oversaw GoDaddy’s operational transformation from a leading domain name registrar in the United States into a global software-as-a-service company. Prior to GoDaddy, Mr. Wagner served as a Partner at KKR & Co. Inc., a global investment company, where he worked from 2000 to 2012 as one of the leads of KKR’s Capstone team. Mr. Wagner has served on the board of directors of public companies DoubleVerify Holdings, Inc. since October 2021 and Bill.com Holdings, Inc. since September 2021. Mr. Wagner previously served on the board of directors of GoDaddy from December 2017 to September 2019. Mr Wagner also serves on the board of directors of private companies GoFundMe, Inc. and Kajabi, LLC. Mr. Wagner holds a B.A. degree in Economics from Yale University and an M.B.A. degree from Harvard Business School.
(2)
See biography on page 9 of this proxy statement.
(3)
See biography on page 10 of this proxy statement.
(4)
Karsten Voermann has served as our Chief Financial Officer since March 2020 and has over 20 years of financial experience with public and private companies. From May 2018 to February 2020, Mr. Voermann served as Chief Financial Officer of Mercer Global Advisors, Inc., an investment advisory services firm, and from July 2015 to May 2018, Mr. Voermann served as Chief Financial Officer of Ibotta, Inc., an app-based provider of consumer discounts on consumer packaged goods and other items. Mr. Voermann holds an H.B.A. in Business from the University of Western Ontario and an M.B.A. from Harvard Business School.
(5)
Raj Beri has served as our Chief Operating Officer since May 2022. Prior to joining our Company, Mr. Beri served as VP of Global Grocery and New Verticals at Uber Technologies, Inc. (“Uber”), a technology company providing ride-hailing, delivery and other mobility services, from March 2020 to May 2022. In that role, Mr.Beri and his team oversaw the non-restaurant delivery businesses for Uber globally. From February 2018 to February 2020, he served as the Head of the Uber Eats business in Asia Pacific, Europe, Middle East and Africa. Prior to joining the Uber Eats team, Mr. Beri served as a Business Head for Uber India from June 2016 to January 2018. While at Uber, Mr. Beri also served on the Board of Directors of Cornershop, now a fully owned Uber subsidiary. Mr.Beri has an M.B.A. from the Wharton School at the University of Pennsylvania, a M.S. in Aerospace Engineering from Arizona State University and a B.S. in Aerospace Engineering from the University of Toronto.
(6)
Babak Azad has served as our Chief Marketing Officer and SVP, Marketing & Communications since October 2019. Mr. Azad is the Founder of Round 2 Ventures, LLC, a marketing consulting business, focused on marketing activities of various clients, including GoodRx from June 2017 to October 2019. Prior to founding Round 2 Ventures, LLC, Mr. Azad served as a Senior Vice President of Media and Customer Acquisition for Beachbody, LLC, a developer of health and fitness related products, from February 2007 to April 2015. Mr. Azad holds a B.S. in Mathematics from Massachusetts Institute of Technology and an M.B.A. from the Stanford Graduate School of Business.
(7)
Romin Nabiey has served as our Chief Accounting Officer since April 2022. From May 2017 to April 2022, Mr. Nabiey served in various controllership roles at the Company, including as our Senior Vice President, Corporate Controller from September 2020 to April 2022, Vice President, Finance & Corporate Controller from January 2019 to September 2020, and Controller from May 2017 to December 2019. Prior to joining the Company, Mr. Nabiey served in management-level accounting and finance roles at Doctor Evidence, LLC and NantWorks, LLC, a pharmaceutical technology company and a private equity firm in the life science industry, respectively. Prior to those roles, Mr. Nabiey worked as an auditor at Ernst & Young. Mr. Nabiey holds a B.A. in Accounting and a B.A. in Finance from California State University, Fullerton.
(8)
Bansi Nagji has served as our President, Healthcare since June 2020. Previously, Mr. Nagji served for more than five years as the Executive Vice President and Chief Strategy and Business Development Officer at McKesson Corporation, a global leader in healthcare supply chain management solutions and retail pharmacy. Prior to McKesson Corporation, Mr. Nagji served from January 2013 to February 2015 as a Principal of Deloitte Consulting, LLP, a consulting firm, and as the Global Leader of Monitor Deloitte. Mr. Nagji previously worked for almost 20 years at Monitor Group, a global strategy consulting firm, and served as a senior partner and President of the firm when it merged with Deloitte. Mr. Nagji also served on the board of directors of Change Healthcare, Inc. from 2017 to October 2022, where he was a member of the Compensation Committee and Nominating and Corporate Governance Committee. Prior to that, Mr. Nagji served as a director of several private companies, including Deloitte Consulting, LLP from 2013 to 2015. Mr. Nagji received B.A. and M.A. degrees from Cambridge University and an M.B.A. with Distinction from INSEAD.

CORPORATE GOVERNANCE

GENERAL

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee, Compensation Committee and Compliance Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of GoodRx. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Governance” section of the “Investors” page of our website located at www.goodrx.com, or by writing to our offices at 2701 Olympic Boulevard, West Building - Suite 200, Santa Monica, California 90404.

BOARD COMPOSITION

Our Board currently consists of ten (10) members: Christopher Adams, Trevor Bezdek, Julie Bradley, Dipanjan Deb, Douglas Hirsch, Adam Karol, Jacqueline Kosecoff, Stephen LeSieur, Gregory Mondre and Agnes Rey-Giraud. Our Board is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of stockholders following such election and until such successor’s subsequent successor is duly elected and qualified or until such successor’s death, resignation, disqualification or removal, whichever is earliest to occur. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company.

BOARD DIVERSITY MATRIX

Board Diversity Matrix (As of May 1, 2023)

Total Number of Directors			10
					Did Not
				Non-	Disclose
	Female	Male		Binary	Gender
Part I: Gender Identity
Directors	3	7		—	—
Part II: Demographic Background
African American or Black	—	—		—	—
Alaskan Native or Native American	—	—		—	—
Asian	—	1		—	—
Hispanic or Latinx	—	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	3	6		—	—
Two or More Races or Ethnicities	—	—		—	—
LGBTQ+			1
Did Not Disclose Demographic Background			—

STOCKHOLDERS AGREEMENT

In connection with our IPO, we entered into the Stockholders Agreement with SLP Geology Aggregator, L.P. (with certain affiliate stockholders, the “Silver Lake Stockholders”), Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P. (collectively with certain affiliate stockholders, the “Francisco Partners Stockholders”), Spectrum Equity VII, L.P., Spectrum VII Investment Managers’ Fund, L.P. and Spectrum VII Co-Investment Fund, L.P. (collectively with certain affiliate stockholders, the “Spectrum Stockholders”), and Idea Men, LLC (the “Idea Men Stockholders,” and, together with the Silver Lake Stockholders, the Francisco Partners Stockholders and the Spectrum Equity Stockholders, the “Sponsor Stockholders”), pursuant to which we granted each Sponsor Stockholder certain board designation rights subject to such Sponsor Stockholder’s ownership of specified percentages of our Common Stock outstanding immediately following the closing of our IPO and related private placement on September 25, 2020 (the “Closing Date”).

The Stockholders Agreement requires us to, among other things, nominate a number of individuals for election as our directors at any applicable meeting of our stockholders as may be designated by each of the Silver Lake Stockholders (each such designated individual, a “Silver Lake Designee”), the Francisco Partners Stockholders (each such designated individual, a “Francisco Partners Designee”), the Spectrum Stockholders (each such designated individual, a “Spectrum Designee”) and the Idea Men Stockholders (each such designated individual, an “Idea Men Designee,” and, together with the Silver Lake Designees, Francisco Partners Designees and Spectrum Designee, the “Stockholder Designees”), such that, upon the election of such individuals and each other individual nominated by or at the direction of our Board or a duly-authorized committee of the Board, the number of: (A) Silver Lake Designees serving as directors will be equal to (i) three (3) directors, if Silver Lake Stockholders continue to beneficially own at least 20% of the aggregate number of shares of Common Stock outstanding immediately following the Closing Date, (ii) two (2) directors, if Silver Lake Stockholders continue to beneficially own less than 20% but at least 10% of the aggregate number of shares of Common Stock outstanding immediately following the Closing Date or (iii) one (1) director, if Silver Lake Stockholders continue to beneficially own less than 10% but at least 5% of the aggregate number of shares of Common Stock outstanding immediately following the Closing Date; (B) Francisco Partners Designees serving as directors will be equal to (i) two (2) directors, if Francisco Partners Stockholders continue to beneficially own at least 10% of the aggregate number of shares of Common Stock outstanding immediately following the Closing Date, or (ii) one (1) director, if Francisco Partners Stockholders continue to beneficially own less than 10% but at least 5% of the aggregate number of shares of Common Stock outstanding immediately following the Closing Date; (C)

Spectrum Designees serving as directors will be equal to one (1) director, if Spectrum Stockholders continue to beneficially own at least 5% of the aggregate number of shares of Common Stock outstanding immediately following the Closing Date; and (D) Idea Men Designees serving as directors will be equal to two (2) directors, if Idea Men Stockholders continues to beneficially own at least 5% of the aggregate number of shares of Common Stock outstanding immediately following the Closing Date.

Pursuant to the Stockholders Agreement, each of the Sponsor Stockholders has agreed to vote, or cause to vote, all outstanding shares of our Common Stock held directly or indirectly by such Sponsor Stockholder and its affiliates so as to cause (i) the election of the Stockholder Designees and (ii) the election of two (2) directors who are not affiliated with any Sponsor Stockholder and who satisfy the standards of independence established for independent directors under the rules of The Nasdaq Stock Market LLC (the “Nasdaq Rules”) and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act (the “Independent Director Designees”). Additionally, we have agreed to take all actions necessary and within our control to give effect to the Sponsor Stockholders’ director designation rights, including soliciting proxies to vote for each Stockholder Designee and Independent Director Designee and otherwise using our best efforts to cause each Stockholder Designee and Independent Designee to be included as the only directors in the slate of nominees recommended by us and to be elected as a director.

In addition, pursuant to the Stockholders Agreement, if the Idea Men Stockholders continue to beneficially own at least 5% of the aggregate number of outstanding shares of Common Stock at any time that the number of Silver Lake Designees, Francisco Partners Designees or the Spectrum Designee is decreased pursuant to the terms above, then the number of Idea Men Designees serving as directors will be increased on a one-to-one basis. For so long as any of the Silver Lake Stockholders and/or the Francisco Partners Stockholders are entitled to designate at least one (1) director at the time that the number of Silver Lake Designees, Francisco Partners Designees or Spectrum Designee is decreased pursuant to the terms above, the consent of each such Silver Lake Stockholder and Francisco Partners Stockholder shall be required for any Idea Men Designee to fill the vacancy caused by such decrease.

If the number of individuals that any Sponsor Stockholder has the right to designate for election to our Board is decreased because of a decrease in such Sponsor Stockholder’s ownership of Common Stock, then the corresponding number of Stockholder Designees of such Sponsor Stockholder will immediately offer to tender his or her resignation for consideration by our Board and, if such resignation is requested by the Board, such director shall resign within thirty (30) days from the date that the applicable Sponsor Stockholder’s director designation right decreased; provided that the resignation of the last remaining Stockholder Designee designated by any Sponsor Stockholder may, at his or her option, remain on the Board through the end of his or her then current term. A Stockholder Designee may resign at any time regardless of the period of time left in his or her then current term.

As a result of the Stockholders Agreement, we expect that the Sponsor Stockholders, acting in conjunction, will control the election of our directors.

DIRECTOR INDEPENDENCE

Our Board has affirmatively determined that Christopher Adams, Julie Bradley, Dipanjan Deb, Adam Karol, Jacqueline Kosecoff, Stephen LeSieur, Gregory Mondre and Agnes Rey-Giraud are each an “independent director,” as defined under the Nasdaq Rules. Our Board has also affirmatively determined that Julie Bradley, Jacqueline Kosecoff and Agnes Rey-Giraud, who comprise our Audit Committee, and Christopher Adams, Jacqueline Kosecoff and Gregory Mondre, who comprise our Compensation Committee, each satisfy the respective additional independence standards for those committees established by applicable Nasdaq Rules and SEC rules. These determinations were made by the Board with the recommendation of its Nominating and Corporate Governance Committee. In evaluating and determining the independence of the directors, the Board considered, among other things, that the Company may have certain relationships with its directors. Specifically, the Board considered that certain of our directors are affiliated with significant stockholders of the Company.

CONTROLLED COMPANY EXEMPTION

Under the Stockholders Agreement, the Sponsor Stockholders have acknowledged and agreed to act as a “group” within the meaning of the Nasdaq Rules and, as of the date of this proxy statement, the Sponsor Stockholders, in the aggregate, control more than 50% of the voting power for the election of directors. As a result, we are considered a “controlled company” for the purposes of the Nasdaq Rules. As such, we are exempt from certain Nasdaq corporate governance requirements, including the requirement that a majority of our Board consists of “independent directors,” as defined under the Nasdaq Rules. In addition, we are not required to, among other things, have a nominating and corporate governance committee or compensation committee that is composed entirely of independent directors or otherwise ensure that director nominees are selected, or recommended for the Board’s selection, by a majority of the independent directors of the Board. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Rules.

Currently, eight out of ten of the directors on our Board are independent under the Nasdaq Rules, and our Compensation Committee consists entirely of independent directors under the Nasdaq rules. However, our Nominating and Corporate Governance Committee is not entirely independent in reliance on the controlled company exemption and we rely on certain exemptions to the Nasdaq corporate governance requirements for our Compensation Committee and Nominating and Corporate Governance Committee. For so long as we remain a “controlled company,” we may avail ourselves of other exemptions available to “controlled companies” in the future.

If at any time we cease to be a “controlled company” under the Nasdaq Rules, our Board intends to take any action that may be necessary to comply with the Nasdaq Rules, subject to a permitted “phase-in” period.

DIRECTOR CANDIDATES

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board that may be included in the Stockholders Agreement.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest, and determines if candidates meet the qualifications set forth in our Corporate Governance Guidelines and as otherwise desired by the Nominating and Corporate Governance Committee of candidates for election as director.

Under the Stockholders Agreement, the Directors designated for election to the applicable classes of the Board (i) by the Silver Lake Stockholders are Gregory Mondre, Adam Karol, and Agnes Rey Giraud, (ii) by the Francisco Partners Stockholders are Dipanjan Deb and Christopher Adams, (iii) by the Spectrum Stockholders is Stephen LeSieur and (iv) by the Idea Men Stockholders are Trevor Bezdek and Douglas Hirsch.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee and the Board may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee may also consider the director’s past attendance at meetings and participation in, and contributions to, the activities of the Board.

Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o General Counsel, GoodRx Holdings, Inc., 2701 Olympic Boulevard, West Building-Suite 200, Santa Monica, California 90404. Assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

COMMUNICATIONS FROM STOCKHOLDERS

Stockholders of the Company may communicate directly with the independent members of the Board or any Chair of a Board committee about corporate governance, corporate strategy, Board-related matters or other substantive matters that our General Counsel considers to be important for the director(s) to know, by addressing any communications to the intended recipient by name or position in care of: GoodRx Holdings, Inc., Attn: General Counsel, 2701 Olympic Boulevard, West Building - Suite 200, Santa Monica, California 90404, subject to compliance with the requirements and parameters noted below. Such communications may be made confidentially or anonymously.

All communications, including stockholder recommendations of director candidates, must be accompanied by the following regarding the person submitting the communication: a statement of the type and amount of the securities of the Company that the person holds, and the address, telephone number and e-mail address, if any, of the person.

The following types of communications are considered inappropriate for delivery to directors:

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Communications regarding individual grievances or other interests that are personal to the party submitting the communication;
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Communications regarding ordinary business operations; and
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Communications that contain offensive, obscene or abusive content.

Communications deemed to comply with the above requirements and to be appropriate for delivery will be delivered to the applicable director(s) on a periodic basis, generally in advance of each regularly scheduled meeting of the Board. Concerns relating to accounting, internal accounting controls, auditing matters or questionable financial practices will be handled in accordance with the procedures established by the Audit Committee with respect to such matters.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

As part of our recently announced executive leadership transition whereby Trevor Bezdek and Douglas Hirsch resigned as Co-Chief Executive Officers of the Company, the Board appointed Trevor Bezdek to serve as Chairman of the Board and Scott Wagner to serve as Interim Chief Executive Officer, effective April 25, 2023. We believe it is in the best interest of the Company and our stockholders for Mr. Bezdek to serve as Chairman of the Board at this time due to his deep knowledge of our business and his significant industry relationships, which position him well to lead the Board in its oversight of the Company through this period of transition and focus on strategic initiatives.

Our Board exercises its judgment in establishing, combining or separating the roles of Chairman of the Board and Chief Executive Officer as it deems appropriate in light of prevailing circumstances. The Board will continue to exercise its judgment on an ongoing basis to determine the optimal Board leadership structure that the Board believes will provide effective leadership, oversight and direction, while optimizing the functioning of both the Board and management and facilitating effective communication between the two. Additionally, pursuant to its charter, our Nominating and Corporate Governance Committee periodically reviews the Board’s leadership structure and annually reviews the Board’s committee structure, and will recommend to the Board for its approval any appropriate changes to the Board’s leadership structure and the membership of each committee of the Board. The Board has concluded that the current structure provides a well-functioning and effective balance between strong Company leadership and appropriate safeguards and oversight by independent directors, including independent Chairs of each Board committee.

In the future, the Independent Directors may elect a lead director. The lead director’s responsibilities would include, but are not limited to: presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the Independent Directors; approving Board meeting schedules and agendas; and acting as the liaison between the Independent Directors and the Chief Executive Officer and Chairman of the Board. If the Chairman of the Board is an Independent Director, the Chairman of the Board would serve as lead director. The Board may modify its leadership structure in the future as it deems appropriate.

Risk assessment and oversight are an integral part of our governance and management processes. Our management is responsible for our day-to-day risk management activities and our Board and its committees have an active role in overseeing management of the Company’s risks. Our Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee is responsible for overseeing our risk management process and the implementation of risk mitigation strategies by management. Additionally, our Audit Committee is responsible for discussing our general risk assessment and risk management policies and strategy as well as the most significant risks facing us, including financial and cybersecurity risks. Our Compensation Committee is responsible for overseeing risks related to our compensation programs and our Nominating and Corporate Governance Committee is responsible for managing risks associated with the independence of the Board and potential conflicts of interest. Our Compliance Committee is responsible for overseeing our regulatory compliance risk areas and the steps management has taken to monitor, control and report such compliance risk exposure. Our Board is also apprised of particular risk management matters in connection with its general oversight role and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

COMPENSATION RISK ASSESSMENT

The Compensation Committee has reviewed our compensation policies and practices, in consultation with Pay Governance, LLC, a compensation consulting firm engaged by the Compensation Committee (“Pay Governance”), to assess whether they encourage employees to take inappropriate risks. After reviewing the analysis prepared by Pay Governance, the Compensation Committee determined that any possible risks arising from our executive and/or employee compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

ANTI-HEDGING POLICY

Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. Unless pre-approved by our Board in each instance, the policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

STOCK OWNERSHIP GUIDELINES

In order to align our directors’ and executive officers’ interests with those of our stockholders, we have adopted stock ownership guidelines, which require that, during their respective tenures, our non-employee directors (other than a non-employee director that elects not to receive compensation in connection with his or her service) and executive officers who are designated as “officers,” as defined in Rule 16a-1(f) of the Exchange Act, maintain ownership of Qualifying Shares (as defined below) with an aggregate market value as set forth below:

Title	Minimum Required Ownership
Non-employee Directors	5 X annual base cash retainer
Chief Executive Officer(s) and founders	6 X annual base salary
Chief Operating Officer, Chief Financial Officer and President, Healthcare	3 X annual base salary
Other applicable executive officers	1 X annual base salary

Each individual covered by the stock ownership guidelines must comply with the applicable minimum ownership requirement by the later of (i) the fifth anniversary of January 11, 2023, the effective date of the stock ownership guidelines, and (ii) the fifth anniversary of the date that such individual is appointed or elected as a non-employee director or executive officer (such period, the “Transition Period”).

The annual base salary or annual base cash retainer used to calculate the minimum ownership requirement is based on the salary or retainer in place on the last day of the fiscal year in which the individual’s Transition Period ends. The minimum ownership requirement may be satisfied by ownership of (i) shares of Common Stock, (ii) vested, but unsettled or deferred restricted stock units and performance-based stock units and (iii) any other shares of Common Stock owned by the covered individual’s immediate family members residing in the same household, held in trust for the benefit of the covered individual or his or her immediate family or otherwise beneficially owned by such covered individual (collectively, “Qualifying Shares”). In determining whether a covered individual has achieved his or her minimum ownership requirement, the market value of each share of Qualifying Shares shall be calculated based on the closing price of our Class A common stock as of the last trading day of our then-current fiscal year in which the Transition Period ends. A covered individual will be deemed to have remained in compliance with the stock ownership guidelines if the number of Qualifying Shares held by such covered individual as of the last day of each future fiscal year following such individual’s first year of required compliance is not less than the minimum number of Qualifying Shares that such individual was required to hold as of the last day of the fiscal year in which such individual’s Transition Period ends.

The Board, or any committee designated by the Board, may, at its discretion, assess the circumstances of any covered individual and may decide to waive one or more requirements set forth in the stock ownership guidelines due to hardship or other personal circumstances that may require such deviation or waiver.

CODE OF ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the Code of Business Conduct and Ethics is available on our website at www.goodrx.com in the “Governance” section of the “Investors” page. We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, that are required to be disclosed by SEC and/or Nasdaq rules on our website.

ATTENDANCE BY MEMBERS OF THE BOARD OF DIRECTORS AT MEETINGS

There were four meetings of the Board during the fiscal year ended December 31, 2022. During the fiscal year ended December 31, 2022, each director attended at least 75% of the aggregate of (i) all meetings of the Board during the period in which he or she served as a director and (ii) all meetings of the committees on which such director served during the period in which he or she served as a member of such committee.

Under our Corporate Governance Guidelines, which are available on our website at www.goodrx.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee, as applicable, in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in person meeting. We do not maintain a formal policy regarding director attendance at annual meetings of stockholders; however, it is expected that, absent compelling circumstances, directors will attend. All of our directors attended our 2022 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

Our Board has established four standing committees—Audit, Compensation, Compliance and Nominating and Corporate Governance— each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees are set forth in the following chart.

Nominating
and
Corporate
Name	Audit	Compensation	Compliance	Governance
Christopher Adams		X		Chair
Trevor Bezdek			X	X
Julie Bradley	Chair
Dipanjan Deb
Douglas Hirsch
Adam Karol			X
Jacqueline Kosecoff	X	X
Stephen LeSieur			X
Gregory Mondre		Chair		X
Agnes Rey-Giraud	X		Chair

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include, but are not limited to:

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appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
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discussing with our independent registered public accounting firm their independence;
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reviewing with our independent registered public accounting firm the scope and results of their audit;
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approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
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overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
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reviewing our policies on risk assessment and risk management;
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reviewing related person transactions;
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overseeing our financial and accounting controls and compliance with legal and regulatory requirements; and
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establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting or auditing matters.

The Audit Committee charter is available on the “Governance” section of our website at investors.goodrx.com. The current members of the Audit Committee are Julie Bradley, Jacqueline Kosecoff and Agnes Rey-Giraud, with Julie Bradley serving as Chair. Our Board has determined that all members of the Audit Committee are independent directors under Nasdaq Rules and the additional independence standards applicable to audit committee members established pursuant to Rule 10A-3 under the Exchange Act. Our Board has also determined that all members of the Audit Committee meets the “financial literacy” requirement for Audit Committee members under Nasdaq Rules and Julie Bradley is an “audit committee financial expert” within the meaning of the SEC rules.

The Audit Committee met five times during the fiscal year ended December 31, 2022.

COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other matters:

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reviewing and approving any goals and objectives relevant to the compensation of the Chief Executive Officer and other executive officers (including individuals serving in an interim capacity), evaluating the Chief Executive Officer’s and other executive officers’ performance in light of such goals and objectives and making recommendations to the Board regarding the compensation of our Chief Executive Officer and other executive officers;
•
reviewing and making recommendations to our Board regarding the compensation of our directors;
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reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans and arrangements;
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reviewing and approving executive compensation agreements, policies and plans, including any employment, retention, severance, change-in-control, deferred compensation, "claw-back” and stock ownership agreements, policies and plans;
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reviewing and assessing potential risks arising from our employee compensation policies and practices and whether any such risks are reasonably likely to have a material adverse effect on the Company;
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reviewing and providing guidance to management and the Board with respect to the Company's broader human capital strategies programs and risks; and
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appointing, compensating and overseeing any compensation consultants or other adviser it retains.

Pursuant to the Compensation Committee’s charter, which is available on the “Governance” section of our website at investors.goodrx.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. The Compensation Committee generally considers the chief executive officer’s input, if any, when making recommendations regarding the compensation of non-employee directors and executive officers (other than the chief executive officer). Since May 2022, the Company has engaged Pay Governance to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. Pay Governance reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Pay Governance and has determined that Pay Governance’s work does not raise a conflict of interest. Pay Governance did not provide any other services to the Company in 2022 for which the amount exceeds $120,000.

The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time. The Compensation Committee has the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it deems appropriate, including the authority to request any officer, employee or adviser of the Company to meet with the Compensation Committee or any advisers engaged by the Compensation Committee. In addition to the foregoing and other authority expressly delegated to the Compensation Committee in the charter, the Compensation Committee may also exercise any other powers and carry out any other responsibilities consistent with the charter, the purposes of the Compensation Committee, the Company’s Amended and Restated Bylaws and applicable rules of Nasdaq.

The current members of our Compensation Committee are Christopher Adams, Jacqueline Kosecoff and Gregory Mondre, with Gregory Mondre serving as Chair. Each member of our Compensation Committee meets the requirements for independence under the current Nasdaq Rules, including the additional independence standards applicable to compensation committee membership under Nasdaq Rules. Dr. Kosecoff is also a non-employee director, as defined in Section 16b-3 of the Exchange Act.

The Compensation Committee met six times during the fiscal year ended December 31, 2022.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other matters:

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identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;
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recommending to our Board the nominees for election to our Board at annual meetings of stockholders, except where the Company is legally required by contract, bylaw or otherwise to provide third parties with the right to designate directors, including pursuant to the Stockholders Agreement (for so long as such agreement is in effect);
•
overseeing an evaluation of the Board, its leadership structure and its committee structure and membership; and
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developing, reviewing, reassessing and recommending to our Board our corporate governance guidelines and principles and any proposed changes thereto, in each case for Board approval.

The Nominating and Corporate Governance Committee charter is available on the “Governance” section of our website at investors.goodrx.com. Our Nominating and Corporate Governance Committee consists of Christopher Adams, Trevor Bezdek and Gregory Mondre, with Christopher Adams serving as Chair. Mr. Adams and Mr. Mondre meet the requirements for independence under the current Nasdaq Rules. Mr. Bezdek, as one of our former Co-Chief Executive Officers and an employee of the Company, does not qualify as independent under the current Nasdaq Rules. As we are a “controlled company” under the Nasdaq Rules, our Nominating and Corporate Governance Committee is exempt from the requirement that it be composed entirely of independent directors under the Nasdaq Rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders.

The Nominating and Corporate Governance Committee met two times during the fiscal year ended December 31, 2022.

COMPLIANCE COMMITTEE

Our Compliance Committee oversees and assists our Board in reviewing and providing general oversight of our compliance with federal and state laws and regulations relating to healthcare and in monitoring our performance with respect to such legal and regulatory requirements. Our Compliance Committee is responsible for, among other things:

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creating, overseeing and evaluating our compliance program, including monitoring the effectiveness of the compliance program, and recommending any improvements and changes to the compliance program;
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ensuring proper communication of significant regulatory compliance issues to our Board;
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reviewing significant regulatory compliance risk areas and the steps taken by management to monitor, control and report such compliance risk exposures;
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review reports of specific material non-compliance issues and approve corrective actions proposed by management;
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review and assess the development of internal systems and controls to carry out our compliance program and related policies and procedures as part of our daily operations; and
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review and assess strategies to promote compliance with our compliance program and the detection of any possible violations, such as through hotlines and other reporting mechanisms.

The current members of our Compliance Committee are Trevor Bezdek, Adam Karol, Stephen LeSieur, and Agnes Rey-Giraud, with Agnes Rey-Giraud serving as Chair.

The Compliance Committee met four times during the fiscal year ended December 31, 2022.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION & ANALYSIS

In this Compensation Discussion and Analysis (“CD&A”), we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below during fiscal year 2022, including the elements of our compensation program for named executive officers, material compensation decisions made under that program for fiscal 2022 and the material factors considered in making those decisions. Our named executive officers for the year ended December 31, 2022, which consist of our principal executive officers, our principal financial officer and our three most other highly compensated executive officers for fiscal year 2022, are:

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Douglas Hirsch, Co-Chief Executive Officer;
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Trevor Bezdek, Co-Chief Executive Officer;
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Karsten Voermann, Chief Financial Officer;
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Raj Beri, Chief Operating Officer;
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Babak Azad, Chief Marketing Officer and SVP, Marketing & Communications; and
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Romin Nabiey, Chief Accounting Officer.

On May 23, 2022, Mr. Beri commenced employment with the Company and was appointed as our Chief Operating Officer. Each of the key elements of our executive compensation program is discussed in more detail below.

Effective April 25, 2023, Messrs. Hirsch and Bezdek moved into the roles of Chief Mission Officer and Chairman of the Board, respectively, and on that same date, Scott Wagner joined the Company as our Interim Chief Executive Officer while the Company finds a permanent successor to Messrs. Hirsch and Bezdek.

Performance Highlights and Pay for Performance

Our executive compensation programs are designed to deliver pay in accordance with corporate and individual performance, to reward superior performance and to provide consequences for underperformance. We believe that the compensation of our named executive officers for fiscal year 2022 was aligned with the Company’s performance during 2022. Highlights of that performance include:

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Exited the year with 7M+ prescription-related consumers.(1)
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Expanded our value proposition to healthcare providers with the launch of our enhanced Provider Mode, which saw almost 400,000 new prescribers.(2)
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Launched collaboration with Express Scripts, allowing eligible Express Scripts members to automatically access GoodRx discount prices as part of their pharmacy benefit.
•
Reached $55 billion of cumulative consumer savings.(3)

For a comprehensive discussion of the Company’s performance during 2022, including our financial results, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023 and is available at investors.goodrx.com and included in the 2022 Annual Report.

(1)Represents the sum of the Monthly Active Consumers for the fiscal quarter ended December 31, 2022 and the members of subscription plans as of December 31, 2022. Refer to “Key Financial and Operating Metrics" section included in Part II, Item 7 of the Annual Report on Form 10-K included within the 2022 Annual Report for definitions of, and additional information on, Monthly Active Consumers and subscription plans.

(2)As of December 31, 2022. Prescribers are defined as individuals in the medical profession who are allowed to write orders for medical treatment.

(3)As of February 2023. Savings are measured as the difference between the pharmacy list price and the price the consumer pays using GoodRx. Because consumers of our website and mobile application may switch pharmacies if they find a better discount, our consumer savings calculation includes an estimate of savings achieved based on switching pharmacies.

2022 Compensation Highlights

Consistent with our compensation philosophy, key compensation decisions for 2022 included the following:

•
Base Salaries and Target Annual Cash Incentive Opportunities. The 2022 base salaries and target bonuses for our named executive officers did not change from 2021, except for Mr. Voermann and Mr. Azad. Effective July 1, 2022, (i) Mr. Voermann’s base salary was increased by approximately 5% to $450,000 and his target annual bonus opportunity was increased from 30% to 100% of annual base salary and (ii) Mr. Azad’s base salary was increased by approximately 20% to $400,000.
•
Annual Cash Incentives. For 2022, our Compensation Committee decided not to establish an annual bonus plan with short-term performance goals for our named executive officers (other than as described below for Messrs. Azad and Nabiey) and instead, determined to award discretionary bonuses to Messrs. Beri and Voermann. The decision regarding the annual bonus plan and actual bonuses paid to named executive officers was informed by a number of factors, including a shifting macroeconomic environment, the grocer issue (as defined below) and our increased focus on efficiency and cost savings, in each case, as further discussed below in the “Cash Bonus Compensation” section.
•
Equity-Based Long-Term Incentives. In June 2022, Mr. Beri was granted restricted stock units covering shares of common stock ("RSUs") and a non-qualified stock option in connection with the start of his employment. In September 2022, as part of our annual process, we granted RSU awards and/or stock options to Messrs. Voermann, Azad and Nabiey. Due to the significant equity awards granted to Messrs. Hirsch and Bezdek in connection with our IPO, the Compensation Committee determined not to grant any equity awards to them in 2022.

Compensation Governance and Best Practices

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. Our key compensation practices include the following:

What We Do	What We Do Not Do
✓ Retain an independent compensation consultant who advises the Compensation Committee and provides no other services to the Company.	X Do not grant uncapped cash incentives or guaranteed equity compensation.
✓ Annual review of executive officers compensation and competitive market data	X Do not provide guaranteed minimum bonuses for our executive officers.
✓ Emphasize the use of equity compensation for executive officers, to promote retention and reward long-term value creation.	X Do not provide significant perquisites.
✓ Require minimum stock ownership levels for all executive officers to align the interests of our executive officers with the interests of our stockholders.	X Do not allow hedging or pledging of stock.
X Do not have defined benefit pension plans or supplemental executive retirement plans.

Stockholder Advisory Votes on Named Executive Officer Compensation

We expect to ask our stockholders to vote, at this Annual Meeting, on a non-binding, advisory vote to approve the compensation of our named executive officers (the “Say-on-Pay Vote”). We were not required to hold a Say-on-Pay Vote in 2022; however, at our 2022 Annual Meeting of Stockholders, our stockholders voted in a non-binding, advisory vote in favor of having a Say-on-Pay Vote once every year. Consistent with the stated preference of a majority of our stockholders, our next advisory vote on our NEOs’ compensation will be held at our 2024 Annual Meeting.

Compensation Philosophy and Objectives

The key objective in our executive compensation program is to attract, motivate, and reward leaders who create an inclusive and diverse environment and have with the skills and experience necessary to successfully execute on our strategic plan to maximize stockholder value. Our executive compensation program is designed to:

•
Attract and retain talented and experienced executives in a competitive and dynamic market;
•
Motivate our named executive officers to help our company achieve the best possible financial and operational results;
•
Provide reward opportunities consistent with our performance on both a short-term and long-term basis; and
•
Align the long-term interests of our named executive officers with those of our stockholders.

We strive to set our overall total compensation at a competitive level. Executives may be compensated above or below the targeted market position based on factors such as experience, performance, scope of position and the competitive demand for proven executive talent, as described further below under “Determination of Executive Compensation.”

Determination of Executive Compensation

Our Compensation Committee administers the executive compensation program for our named executive officers, as well as other executives within the Company. Our Compensation Committee is responsible for, among other things, reviewing and providing recommendations to our Board regarding the compensation of our executives, including setting the base salary, annual bonus, and equity awards granted to our named executive officers, and ensuring such compensation is aligned with our executive compensation philosophy. Our Compensation Committee is also responsible for reviewing and providing recommendations to our Board regarding the compensation of our directors.

In carrying out its responsibilities, the Compensation Committee evaluates our compensation policies and practices with a focus on the degree to which these policies reflect our executive compensation philosophy, develops strategies and makes decisions that it believes further such philosophy and align with developments in executive compensation practices, and reviews the performance of our executive officers.

Role of Compensation Consultant

The Compensation Committee engages an external compensation consultant to assist the committee by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from the Compensation Committee’s annual executive compensation review. The compensation consultant reports directly to our Compensation Committee and its Chair, and serves at the discretion of the Compensation Committee, which reviews the engagement annually.

For 2022, our Compensation Committee retained Pay Governance to serve as its external compensation consultant to advise on executive and director compensation matters, including competitive market pay practices for our executive officers, and data analysis and selection of our compensation peer group.

During 2022, Pay Governance attended Compensation Committee meetings and advised on executive compensation matters including:

•
Developing an updated executive compensation peer group;
•
Conducting a competitive market assessment of the compensation opportunities for our senior executives;
•
Reviewing and summarizing equity compensation practices among our peers;
•
Assisting with the development of our go-forward equity compensation strategy;
•
Conducting competitive market assessment of executive severance and change-in-control provisions;
•
Summarizing peer practices for short-term incentive plan design;
•
Providing inputs regarding the Compensation Committee’s charter;
•
Developing new stock ownership guidelines for our executives and non-employee directors; and
•
Reviewing other compensation trends and regulatory developments.

Pay Governance did not provide any services to us other than the consulting services to our Compensation Committee. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation matters. The Compensation Committee has evaluated Pay Governance’s engagement, and based on the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Exchange Act Rule 10C-1(b)(4) and Rule 5605(d)(3)(D) of the Nasdaq Listing Rules and such other factors as were deemed relevant under the circumstances, has determined that its relationship with Pay Governance and the work of Pay Governance on behalf of the Compensation Committee did not raise any conflict of interest, and that Pay Governance is independent in accordance with SEC and Nasdaq rules.

Competitive Position

For purposes of assessing our executive compensation against the competitive market, the Compensation Committee reviews and considers the compensation levels and practices of a select group of peer companies. This compensation peer group consists of companies that are similar to us in terms of industry, revenue and market capitalization. In selecting the companies to include in our compensation peer group for 2022, the Compensation Committee considered the following targeted selection criteria:

Primary Selection Criteria

•
Industry: Healthcare Technology, Software, and/or Other Disruptive Healthcare Technologies
•
Size: Companies with revenues ranging from 0.33x to 3.00x that of the Company and market capitalization ranging from 0.25x to 4.00x that of the Company

Secondary Selection Criteria

•
Business model (i.e., consumer marketplace or other “platform” companies and software-as-a-service)
•
Key competitor (for business or talent) to GoodRx
•
Companies experiencing/expecting high revenue growth
•
Companies that have recently conducted an initial public offering
•
Input from management

Peer Group

The companies in our compensation peer group developed in 2022 consisted of the following companies:

Affirm Holdings, Inc.	New Relic, Inc.
Alignment Healthcare, Inc.	Nextgen Healthcare, Inc.
American Well Corp	Robinhood Markets, Inc.
Asana, Inc.	Sharecare, Inc.
Doximity, Inc.	Signify Health, Inc.
Dropbox, Inc.	Sofi Technologies, Inc.
Etsy, Inc.	Squarespace, Inc.
HealthEquity, Inc.	Teladoc Health, Inc.
Marqeta, Inc.	Upstart Holding, Inc.
MultiPlan Corp.	ZipRecruiter, Inc.

Elements of the Company’s Executive Compensation Program

We design each of the principal components of our executive compensation program to fulfill one or more of the principles and objectives of our compensation philosophy described above. For the year ended December 31, 2022, the compensation of our named executive officers generally consisted of:

•
Base salary;
•
Annual performance-based cash bonus opportunities; and
•
Long-term equity incentive compensation.

In addition, our named executive officers are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. Additionally, certain of the employment arrangements entered into with our named executive officers contain severance and/or change-in-control protections, which aid in attracting and retaining executive talent and help executives to remain focused and dedicated during potential transition periods due to a change in control. Each of these elements of compensation for 2022 is described further below.

Base Salaries

Our named executive officers receive a base salary to compensate them for the services they provide to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities, and it is aimed primarily at attracting and retaining the best possible executive talent.

For 2022, we did not increase the base salary for our named executive officers, with the exception of the base salary paid to Messrs. Voermann and Azad, which was increased by approximately 5% and 20%, respectively. The increases were recommended by our Compensation Committee and approved by our Board in response to market competitive factors based on market compensation analyses that we undertook and following additional consideration of the factors set forth above under “Determination of Executive Compensation.”

The following table sets forth the base salaries of our named executive officers as of the end of fiscal years 2021 and 2022:

Name	Fiscal 2021 Base Salary	Fiscal 2022 Base Salary	Approximate % of Increase from 2021
Douglas Hirsch	$500,000	$500,000	0%
Trevor Bezdek	$500,000	$500,000	0%
Karsten Voermann	$428,000	$450,000	5%
Raj Beri	$—	$500,000	0%
Babak Azad	$333,000	$400,000	20%
Romin Nabiey	$—	$300,000	0%

Cash Bonus Compensation

Annual Cash Incentive Program

Compensation under our annual performance-based cash bonus program ("executive bonus plan"), if any, is earned and granted under the terms of our 2020 Incentive Award Plan (the “2020 Plan”). We award annual performance-based cash bonus compensation from time to time to drive the achievement of key short-term business results and to recognize individuals based on their contributions to those results. The executive bonus plan provides executives, including our named executive officers, the opportunity to earn cash incentive bonuses based upon attainment of certain corporate, financial, or operational measures or objectives that we deem appropriate for the fiscal year.

The corporate performance goals are established by our Board with the final attainment certified and bonus payment awarded by our Board, in each case with recommendation from the Compensation Committee.

For Messrs. Azad and Nabiey, their cash incentive bonuses are instead based upon attainment of individual performance goals determined annually by their respective manager.

For 2022, we did not establish an executive bonus plan for our named executive officers (other than as described below for Messrs. Azad and Nabiey) prior to, or at the beginning of, 2022 due to our need to review and assess corporate strategies in the context of a shifting macroeconomic environment, ultimately leading to challenges in setting appropriate bonus plan metrics, especially considering our historically high growth. Subsequently, in the first quarter of 2022, a grocery chain took actions that impacted acceptance of discounted pricing for a subset of prescription drugs from PBMs, who are our customers, and whose pricing we promote on our platform (the “grocer issue”). The grocer issue and its impact on our revenue necessitated an increased focus on our efficiency and cost savings, the results of which included a decision not to establish an annual bonus plan for our named executive officers in 2022, other than as described below. In light of the foregoing, with recommendations from management, the Compensation Committee determined that Messrs. Hirsch and Bezdek and our other named executive officers would not be eligible for cash bonuses under our 2022 executive bonus plan, except for Messrs. Azad and Nabiey.

We have not made any changes to the target bonus percentages utilized in 2021 for our named executive officers, other than increasing the target annual bonus opportunity for Mr. Voermann from 30% to 100% of his base salary for 2022 and beyond, which was made in response to market competitive factors based on market compensation analyses reviewed by the Compensation Committee.

The following table sets forth the target bonuses of our named executive officers as of the end of fiscal year 2022:

	Target Percentage
Named Executive Officer	of Base Salary	Target Bonus ($)
Douglas Hirsch	100%	$500,000
Trevor Bezdek	100%	$500,000
Karsten Voermann	100%	$439,000
Raj Beri	100%	$308,333
Babak Azad	50%	$183,250
Romin Nabiey	35%	$105,000

Mr. Azad was eligible to earn a cash incentive bonus based upon his achievement of pre-established individual performance goals set by his direct manager, Mr. Beri. Mr. Azad’s pre-established individual performance goals were qualitative in nature and related to (i) attracting and retaining high-quality talent within the marketing team (which represented 25% of his target bonus opportunity) (ii) delivering on the marketing team's performance goals relative to the prescriptions transactions business (which represented 35% of his target bonus opportunity) (iii) developing new tooling and infrastructure to support the Company's marketing measurement and audience engagement efforts (which represented 20% of his target bonus opportunity); and (iv) supporting the growth of the Company's Manufacturer Solutions business (which represented 20% of his target bonus opportunity). Achievement of Mr. Azad’s bonus could range from 0% to 100% of his target bonus, with the actual bonus amount paid to Mr. Azad based on Mr. Azad’s achievement of his individual performance goals, as determined by Mr. Beri. During calendar year 2022, Mr. Azad achieved 70% of the target bonus by (1) helping to support an environment that was attractive and aligned with the professional goals of both existing and new members of the marketing team; (2) focusing the marketing team's efforts on efficient use of capital and broader resources to achieve the Company's performance goals; (3) providing strategic direction and resources to ensure meaningful progress towards developing tools to support the Company's marketing measurement and audience engagement efforts; and (4) working across a number of teams, within and outside of the marketing department, to help drive the Company's Manufacturer Solutions business. The actual cash incentive bonus paid to Mr. Azad is set forth below in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Mr. Nabiey was also eligible to earn a cash incentive bonus based upon his achievement of pre-established individual performance goals set by his direct manager, Mr. Voermann. Mr. Nabiey’s pre-established individual performance goals were qualitative in nature and related to (i) enhancing the Company's control environment, (ii) issuing accurate, reliable, and timely periodic reports, receiving unqualified opinions on related audits and reviews, and maintaining tax compliance across the organization, (iii) developing the Company's financial infrastructure to support various business units with analytics and actionable insights, (iv) efficiently and effectively coordinating with the Audit Committee, and (v) supporting work across acquisition activities, financial planning and analysis and litigatory matters, with each of the aforementioned five goals representing 20% of his target bonus opportunity. Achievement of Mr. Nabiey’s bonus could range from 0% to 100% of his target bonus, with the actual bonus amount paid to Mr. Nabiey based on Mr. Nabiey’s achievement of his individual performance goals, as determined by Mr. Voermann. During calendar year 2022, Mr. Nabiey achieved 100% of the target bonus for his contributions and achievements in, among other things, the enhancement of the Company’s control environment, financial reporting processes and financial infrastructure as well as the successful acquisition and integration of an acquired business. The actual cash incentive bonus paid to Mr. Nabiey is set forth below in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Other Compensation

From time to time, our Board, with recommendation from the Compensation Committee, may award our executives, including our named executive officers, one-time discretionary cash bonuses in recognition of such individual’s particular contributions to the Company and our performance in a given fiscal year.

In March 2023, our Compensation Committee approved one-time discretionary cash bonuses of $308,333 and $204,510 for each of Messrs. Beri and Voermann, respectively, due to their contributions to our 2022 performance, including their respective efforts in implementing our cost-focused initiatives such as sales and marketing spend reductions, our August 2022 reduction in force, and divestiture of our GoodRx

Care backed technology that supports our asset-light focus. The actual cash discretionary bonus paid to Messrs. Beri and Voermann are set forth below in the Summary Compensation Table in the column entitled “Bonus.”

Under Mr. Beri’s offer letter, in connection with the commencement of his employment with us in 2022, Mr. Beri was eligible to receive a cash sign-on bonus in the aggregate amount of $500,000. In addition, Mr. Beri will be eligible to receive a one-time retention bonus of $500,000, payable on the first anniversary of his employment start date (May 23, 2022).

Equity Compensation

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our executives with our stockholders. Our Compensation Committee believes it is essential to provide equity-based compensation to our executive officers in order to link the interests and risks of our executive officers with those of our stockholders, reinforcing our commitment to ensuring a strong linkage between company performance and pay.

We historically have used stock option awards as the primary incentive for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price, which generally is set at or above the fair market value of our Class A common stock as of the applicable grant date. Generally, the stock options we grant vest in equal monthly installments over four years, typically monthly following a one-year cliff, and in certain cases may vest monthly or quarterly during the four-year period, subject to the employee’s continued service with us on the vesting date. In connection with and following our IPO, we have also granted RSU awards to our named executive officers, which generally vest in equal quarterly installments over four years, either quarterly during the four-year period or quarterly following a one-year cliff, subject to the employee’s continued service with us on the vesting date.

We maintain the 2020 Plan as the vehicle pursuant to which we may grant equity incentive compensation to our named executive officers. Prior to our IPO, we maintained the Fifth Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”), under which some of our named executive officers have been granted equity incentive compensation.

2022 Equity Grants

The Compensation Committee considered market data provided by Pay Governance and input from Mr. Bezdek, as our then-current Co-Chief Executive Officer, in determining its grant of equity awards to certain of our named executive officers in 2022. The Compensation Committee determines the amounts and form of equity awards granted to each of our named executive officers after considering individual performance, roles and responsibilities of such named executive officer, competitive factors, vested and unvested value of the equity awards held by such named executive officer, and timing of prior equity awards granted.

In June 2022, the Board approved new hire equity grants in the form of a stock option award and a RSU award to Mr. Beri. In addition, in September 2022, the Board approved equity grants in the form of stock option awards and/or RSU awards to Messrs. Voermann, Azad and Nabiey. The amounts and types of the equity grants awarded in 2022 to our named executive officers are as follows:

	FY22 Equity
Named Executive Officer	Stock Options (1)	Restricted Stock Units (2)
Karsten Voermann	$—	$5,300,000
Raj Beri	$7,200,000	$10,800,000
Babak Azad	$—	$2,000,000
Romin Nabiey	$1,000,000	$1,000,000

______________________________

(1)
The number of shares underlying each stock option was calculated based on the Black-Scholes fair value on the date our Board approved the grants.
(2)
The number of RSUs underlying each award was calculated based on the 20-day weighted average of our closing stock price preceding the date our Board approve the grants. As such, the dollar-denominated value set forth in this table may be different from the grant-date fair value of the RSU award disclosed in our Summary Compensation Table later in this proxy statement.

The stock option and RSU awards vest in equal quarterly installments over a four-year period, subject to continued employment.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. Currently, we match contributions made by participants in the 401(k) plan up to a specified percentage of the employee contributions, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation philosophy. Each named executive officer received Company-paid matching contributions under the 401(k) plan in 2022.

Employee Benefits and Perquisites

Health/Welfare Plans. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•
medical, dental and vision benefits;
•
medical and dependent care flexible spending accounts;
•
short-term and long-term disability insurance; and
•
life insurance.

Specifically, from time to time, certain of our NEOs may receive reimbursement of relocation and/or commuting expenses. We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

No Tax Gross-Ups

Except as in limited circumstances with regard to the special bonuses not exceeding $1,000 granted to our named executive officers, we have not made gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation paid or provided by our company.

Employment and Severance Arrangements

In 2022, we were party to employment agreements or offer letters with our named executive officers. Additional information regarding the employment agreements and offer letters is set forth in “Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table.” We believe that the severance provisions contained in these employment agreements and offer letters help to ensure the day-to-day stability necessary to enable our named executive officers to properly focus their attention on their duties and responsibilities with us and provide security regarding some of the most uncertain events relating to continued employment, thereby limiting concern and uncertainty and promoting productivity. A detailed description of the applicable severance provisions contained in our named executive officer’s employment agreements as well as information on the estimated payments and benefits that our named executive officers would have been eligible to receive as of December 31, 2022, are set forth in “Potential Payments Upon Termination or Change in Control.”

Additional Compensation Components

In the future, we may provide different and/or additional compensation components, benefits and/or perquisites to our named executive officers to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate and retain the top executive talent for which we compete, as well as to reflect current market and global conditions. All future practices regarding compensation components, benefits and/or perquisites will be subject to periodic review by our Compensation Committee.

2023 Compensation Decisions

Increase to Base Salaries

Effective April 2023, the Board approved base salary increases to Mr. Azad from $400,000 to $410,000 and to Mr. Nabiey from $300,000 to $315,000 in response to market competitive factors based on market compensation analyses reviewed by the Compensation Committee.

2023 Cash Incentive Program

In April 2023, the Compensation Committee approved an annual performance-based cash bonus program for certain of our executive officers, including our named executive officers Messrs. Bezdek, Hirsch, Voermann, Beri and Azad. The program provides such individuals with a cash bonus opportunity based on the Company’s achievement of pre-established revenue growth and Adjusted EBITDA Margin goals for 2023, weighted equally.(1)

(1)Adjusted EBITDA and Adjusted EBITDA Margin are measures of financial and operational performance that are not defined by U.S. Generally Accepted Accounting Principles (“GAAP”). Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of revenue. We define Adjusted EBITDA for a particular period as net income or loss before interest, taxes, depreciation and amortization, and as further adjusted, as applicable, for acquisition related expenses, stock-based compensation expense, payroll tax expense related to stock-based compensation, loss on extinguishment of debt, financing related expenses, loss on operating lease assets, restructuring related expenses, legal settlement expenses, charitable stock donation, gain on sale of business and other income or expense, net. Refer to “Key Financial and Operating Metrics" section included in Part II, Item 7 of the Annual Report on Form 10-K included within the 2022 Annual Report for definitions of, and additional information on, Adjusted EBITDA and Adjusted EBITDA Margin as non-GAAP financial measures.

2023 Severance Arrangements

In connection with the transition of Messrs. Hirsch and Bezdek from Co-Chief Executive Officers to Chief Mission Officer and Chairman of the Board, respectively, effective April 25, 2023, the Company’s subsidiary, GoodRx, Inc., entered into an amended and restated employment agreement with each executive that contains revised severance provisions.

Other Matters

Tax and Accounting Considerations

Section 409A of the Internal Revenue Code

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Section 280G of the Internal Revenue Code

Sections 280G and 4999 of the Internal Revenue Code provide that certain executive officers and other service providers who are highly compensated or hold significant equity interests may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we, or a successor, may forfeit a tax deduction on the amounts subject to this additional tax. While the Compensation Committee may take the potential forfeiture of such tax deduction into account when making compensation decisions, it will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us. We do not provide any tax gross-ups to cover excise taxes under Section 4999 in connection with a change in control.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code disallows a tax deduction to public companies for compensation in excess of $1 million paid to “covered employees”, which generally includes all named executive officers. While the Compensation Committee may take the deductibility of compensation into account when making compensation decisions, the Compensation Committee will award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not deductible by us.

Accounting for Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with the requirements of Accounting Standards Codification (“ASC”) Topic 718, Compensation - Stock Compensation. The Company also takes into consideration ASC Topic 718 and other generally accepted accounting principles in determining changes to policies and practices for its stock-based compensation programs.

Clawback Policy

In light of rules recently issued by the Securities and Exchange Commission regarding clawback policies, we expect to adopt a clawback policy in 2023 following The Nasdaq Stock Market LLC’s adoption of its relevant clawback listing standards.

COMPENSATION COMMITTEE REPORT

This Compensation Committee report does not constitute soliciting material and shall not be deemed filed, incorporated by reference into or a part of any filing made by the Company under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such report by specific reference.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The preceding report has been furnished by the following members of the Compensation Committee:

Christopher Adams

Jacqueline Kosecoff

Gregory Mondre

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of our named executive officers for fiscal years 2022, 2021 and 2020, as well as their positions for 2022:

Name and Principal 'Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Douglas Hirsch	2022	500,000	—	—	—	—	7,290	507,290
Co-Chief Executive Officer	2021	500,000	—	—	—	357,176	21,928	879,104
	2020	500,000	785	266,662,480	—	480,000	6,921	267,650,186

Trevor Bezdek	2022	500,000	571	—	—	—	36,434	537,005
Co-Chief Executive Officer	2021	500,000	334	—	—	357,176	34,171	891,681
	2020	500,000	451	266,662,480	—	480,000	9,511	267,652,442

Karsten Voermann	2022	439,000	205,395	4,541,371	—	—	49,294	5,235,060
Chief Financial Officer	2021	428,000	250	—	—	91,723	997	520,970

Raj Beri	2022	305,128	808,446	8,651,064	7,200,000	—	515	16,965,153
Chief Operating Officer

Babak Azad	2022	366,500	—	1,713,726	—	128,371	600	2,209,197
Chief Marketing Officer and SVP, Marketing & Communications	2021	333,000	150	—	—	166,500	747	500,397
	2020	325,000	233,583	—	1,699,560	123,500	732	2,382,375

Romin Nabiey	2022	300,000	—	856,863	1,000,000	105,000	11,100	2,272,963
Chief Accounting Officer

(1)
Amounts for 2022 include (i) special bonuses of $571, $885 and $113 for Messrs. Bezdek, Voermann and Beri, respectively, (ii) discretionary bonuses of $204,510 for Mr. Voermann and $308,333 for Mr. Beri and (iii) a sign-on bonus of $500,000 for Mr. Beri pursuant to his offer letter dated May 6, 2022.
(2)
Amounts reflect the aggregate grant date fair value of RSUs and stock options granted to our named executive officers, computed in accordance with the provisions of ASC Topic 718, Compensation - Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the employee upon the vesting, settlement or exercise of the stock option and/or stock award. The assumptions that we used to calculate these amounts are discussed in Note 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2023.
(3)
Amounts for 2022 represent payments earned by our named executive officers based upon the achievement of individual performance objectives for the applicable year. Please see the description of the 2022 annual cash incentive program under “Cash Bonus Compensation” in the CD&A above.
(4)
Amounts for 2022 include (i) Company-paid matching contributions to our 401(k) plan of $2,500, $12,200 and $10,500 for Messrs. Hirsch, Bezdek and Nabiey, respectively, (ii) Company reimbursement of cell phone expenses of $600 for each of Messrs. Hirsch, Bezdek, Voermann, Azad, Nabiey and $375 for Mr. Beri, (iii) tax gross-ups related to special bonuses of $561, $388 and $140 for Messrs. Bezdek, Voermann and Beri, respectively, (iv) Company reimbursement of professional organization dues and related travel expenses of $4,190 for Mr. Hirsch and $23,073 for Mr. Bezdek and (v) Company reimbursement of commuting expense of $48,306 for Mr. Voermann.

Grants of Plan-Based Awards - Fiscal Year 2022

The following table sets forth information regarding grants of plan-based awards made to each named executive officer during the fiscal year ended December 31, 2022.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Options Awards
Name	Grant Date	Threshold($)	Target ($)	Maximum ($)	(#)	(#)	($/Sh)	($)
Douglas Hirsch	N/A	—	—	—	—	—	—	—

Trevor Bezdek	N/A	—	—	—	—	—	—	—

Karsten Voermann	N/A	—	—	—	—	—	—	—
	9/22/2022	—	—	—	865,023	—	—	4,541,371

Raj Beri	N/A	—	—	—	—	—	—	—
	6/16/2022	—	—	—	1,456,408	—	—	8,651,064
	6/16/2022	—	—	—	—	1,788,419	5.94	7,200,000

Babak Azad	N/A	—	183,250	183,250	—	—	—	—
	9/22/2022	—	—	—	326,424	—	—	1,713,726

Romin Nabiey	N/A	—	105,000	105,000	—	—	—	—
	9/22/2022	—	—	—	163,212	—	—	856,863
	9/22/2022	—	—	—	—	273,030	5.25	1,000,000

(1)
Amounts reflect the threshold, target and maximum payouts for Messrs. Azad and Nabiey, pursuant to their respective individual bonus goals for 2022. Additional information regarding the individual bonus plans for Messrs. Azad and Nabiey is set forth in “Cash Bonus Compensation.”

NARRATIVE TO SUMMARY COMPENSATION TABLE AND GRANTS OF PLAN-BASED AWARDS

Douglas Hirsch and Trevor Bezdek

2020 Employment Agreements

On October 7, 2015, GoodRx, Inc. entered into employment agreements with Messrs. Hirsch and Bezdek, which agreements were amended and restated on September 19, 2020 in connection with our IPO, pursuant to which each served as our Co-Chief Executive Officer in 2022. These employment agreements provided for at-will employment, an annual base salary, and eligibility to participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees and certain other perquisites. In addition, each of Messrs. Hirsch and Bezdek were eligible to earn an annual cash incentive bonus targeted at 100% of his base salary, which bonus is payable upon the achievement of certain performance targets.

For a discussion of the payments and other benefits to which Messrs. Hirsch and Bezdek were entitled in the event of certain qualifying terminations in 2022, see “Potential Payments Upon Termination or Change-in-Control” below.

2023 Employment Agreements

In connection with the transition of Messrs. Hirsch and Bezdek from the Company’s Co-Chief Executive Officers to the Company’s Chief Mission Officer and Chairman of the Board, respectively, GoodRx, Inc. entered into second amended and restated employment agreements with each executive that became effective on April 25, 2023 and superseded their existing 2020 employment agreements. The term of each of the second amended and restated employment agreements is for a period of 18 months and each such agreement provides for at-will employment, an annual base salary of $500,000, and eligibility to participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees and certain other perquisites. In addition, each of Messrs. Hirsch and Bezdek is eligible to earn an annual cash incentive bonus targeted at 100% of the applicable executive’s base salary (subject to continued employment (a) for 2023, through December 31, 2023 and (b) for 2024, the end of the employment agreement term), which bonus is payable upon the achievement of certain performance targets.

Pursuant to the second amended and restated employment agreements, each of Messrs. Hirsch and Bezdek agreed not to sell any securities of the Company without Board approval, subject to certain exceptions including, but not limited to, pursuant to any new, modified or amended contract, instruction or written plan intended to satisfy the affirmative defense conditions of Rule 10b5-1(c)(1) under the Exchange Act (a “Rule 10b5-1 Plan”) that has been approved by the Board after April 25, 2023 or an existing Rule 10b5-1 Plan.

For a discussion of the payments and other benefits to which Messrs. Hirsch and Bezdek are entitled in the event of certain qualifying terminations in the future, see “Potential Payments Upon Termination or Change-in-Control” below.

Karsten Voermann 2020 Offer Letter

On February 12, 2020, GoodRx, Inc. entered into an employment offer letter with Mr. Voermann, which provides for at-will employment, an annual base salary, and eligibility to participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees. In addition, Mr. Voermann is eligible to earn an annual performance bonus targeted at 30% of his base salary (which percentage was increased to 100% of his base salary as of September 21, 2022), subject to his continued employment through the bonus payment date.

Pursuant to the offer letter, Mr. Voermann was granted a nonqualified stock option covering 600,000 shares of our Class A common stock under the 2015 Plan in March 2020. The stock option vests in equal monthly installments over the four years following Mr. Voermann’s start date, subject to his continuous service with the Company through the applicable vesting dates.

Mr. Voermann was also required to execute the Company’s proprietary information and invention assignment agreement as a condition to his employment under the offer letter.

For a discussion of the payments and other benefits to which Mr. Voermann is entitled in the event of certain qualifying terminations, see “Potential Payments Upon Termination or Change-in-Control” below.

Raj Beri 2022 Offer Letter

On May 6, 2022, GoodRx, Inc. entered into an employment offer letter with Mr. Beri, which provides for at-will employment, an annual base salary and eligibility to participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees. In addition, Mr. Beri is eligible to earn an annual performance bonus targeted at 100% of his base salary, prorated for his first year of employment and subject to his continued employment through the bonus payment date.

Pursuant to the offer letter, Mr. Beri was eligible to receive a one-time sign-on bonus in an aggregate amount of $500,000, which was advanced to Mr. Beri in a lump sum payment in June 2022. If Mr. Beri’s employment terminates for any reason prior to the one-year anniversary of his employment start date, he would have to repay to the Company the full amount of the signing bonus.

Pursuant to the offer letter, Mr. Beri is eligible to receive a retention bonus in an aggregate amount of $500,000 after the one-year anniversary of his employment start date. If Mr. Beri resigns or if his employment is terminated for cause (as defined in the offer letter) prior to the one-year anniversary of his employment start date, Mr. Beri would forfeit the retention bonus in its entirety.

Pursuant to the offer letter, in June 2022, Mr. Beri was granted a nonqualified stock option with a value of $7.2 million, based on the grant date Black-Scholes fair value, and a RSU award covering shares of the Company's Class A common stock with a value of $10.8 million under the 2020 Plan in June 2022. The stock option and RSUs vest in equal quarterly installments over a four-year period, subject to continued employment. Pursuant to the offer letter, Mr. Beri may not sell or otherwise transfer any shares issued to him pursuant to the RSU award and/or the stock option award prior to the one-year anniversary of his employment start date.

Mr. Beri was also required to execute the Company’s proprietary information and invention assignment agreement as a condition to his employment under the offer letter.

For a discussion of the payments and other benefits to which Mr. Beri is entitled in the event of certain qualifying terminations, see “Potential Payments Upon Termination or Change-in-Control” below.

Babak Azad 2019 Offer Letter

On October 3, 2019, GoodRx, Inc. entered into an employment offer letter with Mr. Azad, which provides for at-will employment, an annual base salary, and eligibility to participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees. In addition, Mr. Azad is eligible to earn an annual discretionary performance bonus targeted at 40% of his base salary (which percentage was increased to 50% of his base salary as of January 1, 2021).

Pursuant to the offer letter, Mr. Azad was granted a nonqualified stock option covering 600,000 shares of our Class A common stock under the 2015 Plan in January 2020. The stock option vests in equal monthly installments over the four years following Mr. Azad’s start date, subject to his continuous service with the Company through the applicable vesting dates.

Mr. Azad was also required to execute the Company’s proprietary information and invention assignment agreement as a condition to his employment under the offer letter.

For a discussion of the payments and other benefits to which Mr. Azad is entitled in the event of certain qualifying terminations, see “Potential Payments Upon Termination or Change-in-Control” below.

Romin Nabiey 2017 Offer Letter

On March 22, 2017, GoodRx, Inc. entered into an employment offer letter with Mr. Nabiey, which provides for at-will employment, an annual base salary, and eligibility to participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees.

Mr. Nabiey was also required to execute the Company’s proprietary information and invention assignment agreement as a condition to his employment under the offer letter.

For a discussion of the payments and other benefits to which Mr. Nabiey is entitled in the event of certain qualifying terminations, see “Potential Payments Upon Termination or Change-in-Control” below.

OUTSTANDING EQUITY AWARDS AT YEAR-END

The following table summarizes the number of shares of Class A and Class B common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2022.

Unless otherwise specified, each equity award listed in the following table was granted under the 2020 Plan and covers Class A common stock.

	Option Awards						Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Douglas Hirsch	09/11/2020	(1)	—	—	—	—	1,796,162	8,370,115
Trevor Bezdek	09/11/2020	(1)	—	—	—	—	1,796,162	8,370,115
Karsten Voermann	03/27/2020	(2)	155,000	187,500	6.84	03/26/2030	—	—
	09/22/2022	(3)	—	—	—	—	810,960	3,779,074
Raj Beri	06/16/2022	(4)	223,553	1,564,866	5.94	06/15/2032	—	—
	06/16/2022	(5)	—	—	—	—	1,274,357	5,938,504
Babak Azad	01/31/2020	(6)	150,000	125,000	5.94	01/30/2030	—	—
	09/22/2022	(3)	—	—	—	—	306,023	1,426,067
Romin Nabiey	05/31/2017	(7)	8,500	—	2.18	05/30/2027	—	—
	09/06/2018	(8)	14,844	—	5.18	09/05/2028	—	—
	01/31/2020	(9)	48,531	27,084	5.94	01/30/2030	—	—
	09/22/2022	(10)	17,064	255,966	5.25	09/21/2032	—	—
	03/15/2021	(11)	—	—	—	—	23,454	109,296
	09/22/2022	(3)	—	—	—	—	153,012	713,036

(1)
This RSU award covers Class B common stock, and vests with respect to 1/16 of the total number of RSUs on each quarterly anniversary of September 1, 2020. In the event of a “change in control” (as defined in the 2020 Plan), up to 25% of the RSUs subject to the award will vest, and in the event that the RSU award is assumed in connection with a change in control, the vesting period of the RSU award will shorten from four years to three years. Upon a termination of employment without “cause” or for “good reason” (each as defined in the applicable employment agreement), up to 50% of the RSU award will accelerate and vest, or, if either such termination occurs within 12 months following a change in control, then 100% of the RSU award will accelerate and vest. Upon a termination due to death or “disability” (as defined in the applicable employment agreement), the next quarterly vesting tranche of the RSU award will accelerate and vest.
(2)
This option was granted under the 2015 Plan and vests and becomes exercisable with respect to 1/48 of the total number of shares underlying the option on each monthly anniversary of April 2, 2020. The option will vest in full upon the termination of Mr. Voermann’s employment without “cause” or for “good reason” within 12 months after a “sale of the company” (each as defined in the 2015 Plan).
(3)
This RSU award vests with respect to 1/16 of the award in quarterly installments on December 8, 2022 and on each quarterly anniversary thereafter.
(4)
This option vests and becomes exercisable with respect to 1/16 of the total number of shares underlying the option in quarterly installments on August 20, 2022 and on each quarterly anniversary thereafter. If Mr. Beri’s employment is terminated without “cause” or for “good reason” within 24 months after a “sale of the company” (each as defined in the option agreement), then all time-based vesting conditions that apply to the option will be waived and the option will vest and become exercisable in full as of the termination date.
(5)
This RSU award vests with respect to 1/16 of the award in quarterly installments on August 20, 2022 and on each quarterly anniversary thereafter. If Mr. Beri’s employment is terminated without “cause” or for “good reason” within 24 months after a “sale of the company” (each as defined in the RSU award agreement), then all time-based vesting conditions that apply to the RSU award will be waived and the award will vest as of the termination date.
(6)
This option was granted under the 2015 Plan and vests and becomes exercisable with respect to 1/48 of the total number of shares underlying the option on each monthly anniversary of January 31, 2020. The option will vest in full upon the termination of Mr. Azad’s employment without “cause” or for “good reason” within 12 months after a “sale of the company” (each as defined in the 2015 Plan).
(7)
This option was granted under the 2015 Plan and was fully vested as of the end of the last fiscal year.
(8)
This option was granted under the 2015 Plan and was fully vested as of the end of the last fiscal year.
(9)
This option was granted under the 2015 Plan and vests and becomes exercisable with respect to 1/48 of the total number of shares underlying the option on each monthly anniversary of February 1, 2020.
(10)
The option vests and becomes exercisable with respect to 1/16 of the total number of shares underlying the option in quarterly installments on December 8, 2022 and on each quarterly anniversary thereafter.
(11)
This RSU award vests with respect to 1/16 of the award in quarterly installments on April 1, 2021 and on each quarterly anniversary thereafter.

OPTION EXERCISES AND STOCK VESTED – FISCAL YEAR 2022

The following table shows the number of shares acquired upon exercise of option awards and the vesting of stock awards and the value realized upon such exercise and vesting, in each case, by our named executive officers for the fiscal year ending December 31, 2022.

	Option Awards		Stock Award
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Douglas Hirsch	—	—	1,026,377	11,759,711
Trevor Bezdek	—	—	1,026,377	11,759,711
Karsten Voermann	—	—	54,063	269,234
Raj Beri	—	—	182,051	966,692
Babak Azad	—	—	20,401	101,597
Romin Nabiey	12,927	147,411	20,624	197,644

_________________________

(1)
Value realized on exercise is computed by multiplying the number of shares subject to the stock option that were exercised by the difference between the exercise price and the fair market value of the Company’s common stock on the applicable exercise date.
(2)
Represents the gross number of shares acquired upon vesting and settlement of RSUs, without taking into account any shares withheld to satisfy applicable tax withholding obligations.

(3)
Value realized on vesting is computed by multiplying the number of shares subject to the RSU award that vested by the fair market value of the Company’s common stock one day prior to the applicable vesting date.

NONQUALIFIED DEFERRED COMPENSATION

In connection with our IPO, our Board approved the grant of a RSU award covering 8,211,022 shares of our Class B common stock under the 2020 Plan to each of Messrs. Hirsch and Bezdek (the “Performance-Vesting Founders Awards”), which constitute nonqualified deferred compensation. The Performance-Vesting Founders Awards were eligible to vest over a seven-year period following the grant date, based on the achievement of stock price goals ranging from $6.07 per share to $51.28 per share. Given our stock price for the post-IPO period, all of the stock price goals with respect to the Performance-Vesting Founders Awards were achieved in October 2020; as a result, all 16,422,044 shares subject to the Performance-Vesting Founders Awards vested. At the time of vesting, an aggregate of 731,322 shares were settled and issued to Messrs. Hirsch and Bezdek in order to satisfy certain tax withholding obligations due in the year of vesting as allowed under the agreements governing the awards. The remaining 15,690,722 shares will not be settled until October 2023, or earlier upon a qualifying change in control event.

The following table sets forth information with respect to the Performance-Vesting Founders Awards held by Messrs. Hirsch and Bezdek as of December 31, 2022.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in Last	Withdrawals/	Balance at Last
Name	in Last FY ($)	in Last FY ($)	FY ($)(1)	Distributions ($)	FYE ($)(2)
Douglas Hirsch	—	—	(219,827,015)	—	36,559,382
Trevor Bezdek	—	—	(219,827,015)	—	36,559,382

_________________________

(1)
Represents the decrease in value of the Class B common stock underlying the Performance-Vesting Founders Awards during 2022.
(2)
Represents the value of the Performance-Vesting Founders Awards, which are vested in full, as of December 31, 2022. We previously reported as compensation the grant-date fair value of the Performance-Vesting Founders Awards, computed in accordance with ASC Topic 718 (i.e., $159,919,194), in the Stock Awards column of the Summary Compensation Table for each of Messrs. Hirsch and Bezdek for 2020.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Messrs. Hirsch and Bezdek

2020 Employment Agreements

Pursuant to the amended and restated employment agreements with Messrs. Hirsch and Bezdek that were in effect in 2022, if either executive had been terminated without “cause” or due to his death, “disability” or resignation for “good reason” (each, as defined in his employment agreement), then, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims, he would have been eligible to receive (i) 12 months of continued payment of his base salary and (ii) 12 months of company-reimbursed COBRA continuation coverage premiums.

The employment agreements also include a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to Mr. Hirsch or Mr. Bezdek will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to Mr. Hirsch or Mr. Bezdek, as applicable.

2023 Employment Agreements

The second amended and restated employment agreements entered into with Messrs. Hirsch and Bezdek in connection with their transition from the Company’s Co-Chief Executive Officers to the Company’s Chief Mission Officer and Chairman of the Board, respectively, amended and restated, among other things, the severance provisions of each executive's employement agreement such that if the applicable executive’s employment is terminated without “cause” or due to his death, “disability” or resignation for “good reason” (each, as defined in the respective second amended and restated employment agreement), then, in addition to any accrued obligations and subject to the executive’s timely execution and non-revocation of a general release of claims, such executive will be eligible to receive (i) an amount equal to his base salary (at the rate in effect on the termination date) that the executive would have received had he remained employed through the 18-month anniversary of April 25, 2023 and (ii) company-reimbursed COBRA continuation coverage premiums for the period from the separation date until the 18-month anniversary of April 25, 2023.

IPO RSU Awards

Additionally, in connection with our IPO, our Board granted RSU awards covering shares of Class B common stock to each of Messrs. Hirsch and Bezdek. The time-vesting portion of such RSU awards are subject to the following acceleration terms (with any acceleration upon a termination of employment subject to the timely execution and non-revocation of a general release of claims): (i) in the event of a change in control of the company (as defined in the 2020 Plan) then up to 25% of the time-vesting RSU award will vest, and in the event that the time-vesting RSU award is assumed in connection with a change in control, the vesting period of the time-vesting RSU award will shorten from four years to three years; (ii) upon a termination of employment without “cause” or for “good reason” (each as defined in the applicable executive’s employment agreement), up to 50% of the time-vesting RSU award will accelerate and vest, or, if either such termination occurs within 12 months following a change in control, then 100% of the time-vesting RSU award will accelerate and vest; and (iii) upon a termination due to death or “disability” (as defined in the applicable employment agreement), the next quarterly vesting tranche of the time-vesting RSU award will accelerate and vest.

Mr. Voermann

In February 2020, we entered into an employment offer letter with Mr. Voermann, pursuant to which if Mr. Voermann’s employment is terminated without “cause” or for “good reason” within 12 months after a “sale of the company” (each as defined in the 2015 Plan), then the option granted to him in March 2020 pursuant to his offer letter will vest and become exercisable in full as of his termination date.

Mr. Beri

In May 2022, we entered into an employment offer letter with Mr. Beri, pursuant to which if Mr. Beri’s employment is terminated without “cause” (as defined in the offer letter), then, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims, he will be eligible to receive (i) a lump sum payment equal to 12 months of his then-current base salary; (ii) a lump sum payment equal to 100% of his target annual performance bonus for the year in which the termination occurs; and (iii) four months of Company-paid COBRA continuation coverage premiums. If Mr. Beri’s employment is terminated without "cause" within 24 months following a change in control (as defined in the 2020 Plan), then, subject to his timely execution and non-revocation of a release of claims, he will be eligible to receive (i) a lump sum payment equal to 12 months of his then-current base salary; (ii) a lump sum payment equal to 100% of his target annual performance bonus for the year in which the termination occurs; (iii) six months of Company-paid COBRA continuation coverage premiums; and (iv) full accelerated vesting of the RSU award and stock option award granted under the offer letter.

Mr. Azad

In October 2019, we entered into an employment offer letter with Mr. Azad, pursuant to which if Mr. Azad’s employment is terminated without “cause” or for “good reason” within 12 months after a “sale of the company” (each as defined in the 2015 Plan), then the option granted to him in January 2020 pursuant to his offer letter will vest and become exercisable in full as of his termination date.

Mr. Nabiey

In March 2017, we entered into an employment offer letter with Mr. Nabiey. Mr. Nabiey’s employment offer letter does not include any provision that would entitle him to receive any payments or other benefits upon termination, a change in control of the Company or a change in Mr. Nabiey’s responsibilities.

Terms of Equity Awards Granted under the 2020 Plan

Pursuant to the terms of the 2020 Plan, in the event of a change in control (as defined in the 2020 Plan), to the extent that the surviving entity declines to continue, convert, assume or replace outstanding awards, then all such awards will become fully vested and exercisable in connection with the transaction.

Estimated Potential Payments

The following table summarizes the payments that would be made to our named executive officers upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2022. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the named executive officers during his employment that are available to all salaried employees. Amounts shown assume that any successor company in a change in control assumed or substituted awards for any outstanding awards under the 2020 Plan.

					Termination Without
			Termination		Cause or for Good
			Without Cause or	Change in	Reason in
		Death or	for Good Reason	Control (no	Connection with a
		Disability	(no Change in	Termination)	Change in Control
Name	Benefit	($)	Control) ($)	($)	($)
Douglas Hirsch	Cash	500,000	500,000	—	500,000
	Equity Acceleration (1)	1,195,733	8,370,115	4,782,920	8,370,115
	COBRA Premium Reimbursement (2)	35,590	35,590	—	35,590
	Total (4)	1,731,323	8,905,705	4,782,920	8,905,705

Trevor Bezdek	Cash	500,000	500,000	—	500,000
	Equity Acceleration (1)	1,195,733	8,370,115	4,782,920	8,370,115
	COBRA Premium Reimbursement (2)	35,590	35,590	—	35,590
	Total (4)	1,731,323	8,905,705	4,782,920	8,905,705

Karsten Voermann	Cash	—	—	—	—
	Equity Acceleration (3)	—	—	—	—
	COBRA Premium Reimbursement (2)	—	—	—	—
	Total	—	—	—	—

Raj Beri	Cash	—	500,000	—	500,000
	Equity Acceleration (1)	—	—	—	5,938,504
	COBRA Premium Reimbursement (2)	—	11,863	—	17,795
	Total	—	511,863	—	6,456,299

Babak Azad	Cash	—	—	—	—
	Equity Acceleration (3)	—	—	—	—
	COBRA Premium Reimbursement (2)	—	—	—	—
	Total	—	—	—	—

Romin Nabiey	Cash	—	—	—	—
	Equity Acceleration (3)	—	—	—	—
	COBRA Premium Reimbursement (2)	—	—	—	—
	Total	—	—	—	—

_________________________

(1)
Represents the value of unvested time-based RSUs held by Messrs. Hirsch, Bezdek and Beri on December 31, 2022 that would be subject to accelerated vesting, based on the closing stock price of our common stock on December 30, 2022 ($4.66), the last trading day prior to our December 31, 2022 fiscal year end.
(2)
Represents the estimated value of COBRA premium reimbursement based upon the monthly cost of such benefits to the Company as of December 31, 2022.
(3)
Represents the value of stock options awards held by the named executive officers on December 31, 2022 that would be subject to accelerated vesting, based on the difference between the closing stock price of our common stock on December 30, 2022 ($4.66), the last trading day prior to our December 31, 2022 fiscal year end and the exercise price per share, and multiplied by the number of shares subject to accelerated vesting.
(4)
Amounts shown are the maximum potential payment the named executive officer would have received as of December 31, 2022, and do not take into account any potential reduction pursuant to Section 280G of the Internal Revenue Code best pay provision set forth in the named executive officer’s employment arrangement. Any such reduction, if any, would be calculated upon the named executive officer’s actual termination of employment.

CO-CHIEF EXECUTIVE OFFICER PAY RATIO

As required under Item 402(u) of Regulation S-K of the Securities Exchange Act of 1934, we are required to disclose the ratio of our 2022 Co-Chief Executive Officers’ annual total compensation to the median annual total compensation of our other employees.

Accordingly, we determined that the 2022 annual total compensation of the employee identified as our median paid employee, other than our 2022 Co-Chief Executive Officers, Messrs. Hirsch and Bezdek, was $209,835. The following table shows the 2022 total annual compensation for each of Messrs. Bezdek and Hirsch, as reported in the Summary Compensation Table and the ratios of the annual total compensation for our 2022 Co-Chief Executive Officers to the median of the annual total compensation of our other employees.

Co-Chief Executive Officer	Total Compensation for each Co-Chief Executive Officer as reported in the Summary Compensation Table	Total Compensation for Median Paid Employee	Ratio
Douglas Hirsch	$507,290	$209,835	2.42:1
Trevor Bezdek	$537,005	$209,835	2.56:1

Methodology:

•
Measurement Date: We identified the median compensated employee using our entire employee population as of December 31, 2022.
•
Identification of Median Employee: We identified the median compensated employee using the aggregate of the following amounts, which we believe is a reasonable estimate for annual total compensation of our employees as it includes all significant elements of compensation of our employees:
o
annual base pay as of December 31, 2022 for salaried employees;
o
regular, overtime, double time, and premium pay for hourly employees received in 2022;
o
incentives and bonuses earned in 2022; and
o
the grant date fair value of equity awards granted in 2022.

•
Calculated 2022 Co-Chief Executive Officers Pay Ratio: Once the median employee was identified, we calculated annual total compensation for such employee using the same methodology we use to report our 2022 Co-Chief Executive Officers’ total annual compensation.
•
Employee Population: We captured all full-time and part-time employees, consisting of 953 individuals as of December 31, 2022. This amounts includes all employees from our 2022 acquisitions (i.e., vitaCare). We do not have any seasonal or temporary employees as of December 31, 2022. In addition, we annualized the base pay of all permanent eligible employees who were employed by us for less than the entire calendar year.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and the Company’s financial performance.

Pay Versus Performance Table

The following table discloses information on compensation actually paid ("CAP") to our principal executive officers ("PEOs") and the average CAP for non-PEO named executive officers ("Non-PEO NEOs") during the specified years alongside total shareholder return ("TSR") and net income metrics.

	Summary Compensation Table Total for PEO(1)		Compensation Actually Paid to PEO(2)				Value of Initial Fixed $100 Investment Based On:
Year	PEO (Hirsch) ($)	PEO (Bezdek) ($)	PEO (Hirsch) ($)	PEO (Bezdek) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(3) ($)	Average Compensation Actually Paid to Non-PEO NEOs(4) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return(5) ($)	Net Income (millions)(6) ($)
(a)	(b)	(b)	(c)	(c)	(d)	(e)	(f)	(g)	(h)
2022	507,290	537,005	(74,354,147)	(74,324,432)	6,670,593	1,873,136	9.23	58.66	(32.80)
2021	879,104	891,681	(21,185,458)	(21,172,881)	688,283	(4,603,188)	64.71	104.58	(25.30)
2020	267,650,186	267,652,442	568,448,872	568,451,128	27,153,760	48,509,159	79.88	105.12	(293.60)

_________________________

(1) The dollar amounts reported in column (b) are the amounts of total compensation reported for Messrs. Hirsch and Bezdek (our Co-Chief Executive Officers for each of 2020, 2021 and 2022) for each applicable fiscal year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation–Summary Compensation Table.”

(2) The dollar amounts reported in column (c) represent the amount of CAP to Messrs. Hirsch and Bezdek, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Messrs. Hirsch and Bezdek during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Messrs. Hirsch and Bezdek for each year to determine the CAP:

Co-Chief Executive Officer – Mr. Hirsch

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Pension Benefit Adjustments	Compensation Actually Paid to PEO ($)
2022	507,290	—	(74,861,437)	N/A	(74,354,147)
2021	879,104	—	(22,064,562)	N/A	(21,185,458)
2020	267,650,186	(266,662,480)	567,461,166	N/A	568,448,872

Co-Chief Executive Officer – Mr. Bezdek

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Pension Benefit Adjustments	Compensation Actually Paid to PEO ($)
2022	537,005	—	(74,861,437)	N/A	(74,324,432)
2021	891,681	—	(22,064,562)	N/A	(21,172,881)
2020	267,652,442	(266,662,480)	567,461,166	N/A	568,451,128

______________________

(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and "Option Awards" column in the Summary Compensation Table for the applicable year.

(b) The amounts deducted or added in calculating the equity award adjustments for each of Messrs. Hirsch and Bezdek are as follows:

Year	Year End ASC 718 Fair Value of Unvested Equity Awards Granted in the Year ($)	Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End ($)	ASC 718 Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date ($)	Total Equity Award Adjustments ($)
2022	—	(50,328,459)	—	(24,532,978)	(74,861,437)
2021	—	(21,620,649)	—	(443,913)	(22,064,562)
2020	155,265,312	—	412,195,854	—	567,461,166

_________________________

(3) The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s Non-PEO NEOs as a group (excluding Messrs. Hirsch and Bezdek, each of whom served as our Co-Chief Executive Officers from 2011 until April 2023) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs (excluding Messrs. Hirsch and Bezdek) included for purposes of calculating the average amounts in each applicable year are as follows:

(i) for 2022, Karsten Voermann, Raj Beri, Babak Azad and Romin Nabiey;

(ii) for 2021, Karsten Voermann, Babak Azad, Bansi Nagji, and Andrew Slutsky; and

(iii) for 2020, Bansi Nagji and Andrew Slutsky.

(4) The dollar amounts reported in column (e) represent the average amount of CAP to the Non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for the Non-PEO NEOs as a group for each year to determine the CAP, using the same methodology described above in Note (2):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments (a) ($)	Average Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	6,670,593	(5,990,756)	1,193,299	N/A	1,873,136
2021	688,283	—	(5,291,471)	N/A	(4,603,188)
2020	27,153,760	(26,599,498)	47,954,897	N/A	48,509,159

(a) The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End ASC 718 Fair Value of Unvested Equity Awards Granted in the Year ($)	Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End ($)	Average ASC 718 Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date ($)	Total Average Equity Award Adjustments ($)
2022	4,323,653	(2,231,887)	544,761	(1,443,228)	1,193,299
2021	—	(5,148,912)	—	(142,559)	(5,291,471)
2020	43,866,686	1,134,576	2,300,723	652,913	47,954,897

_________________________

(5) The dollar amounts reported in column (g) represent the cumulative peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Dow Jones Internet Services Index.

(6) The dollar amounts reported in column (h) represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

Financial Performance Measures and Tabular List

For 2022, the CAP to our named executive officers consisted primarily of base salary, cash bonuses based on individual performance, one-time discretionary cash bonuses and time-vesting equity-based compensation, as applicable. Due to, among other things, an increased focus on our efficiency and cost savings as discussed in greater detail in “Executive Compensation–Compensation Discussion and Analysis” above, we did not establish an executive bonus plan tied to financial Company performance for our named executive officers; in addition, we did not grant performance-vesting equity awards in 2022. Accordingly, we do not have a Company Selected Measure for 2022 or a tabular list of performance measures used by us to link compensation actually paid to our NEOs, but expect to link compensation actually paid to performance measures in 2023.

Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures

Cumulative TSR of the Company and Cumulative TSR of the Peer Group

The graph below illustrates the relationship between compensation actually paid to the Company’s PEOs, other Non-PEO NEOs, the cumulative TSR and the weighted peer group TSR of the Dow Jones Internet Services Index ("DJISVC") for the fiscal years ended December 31, 2020, 2021 and 2022. TSR amounts reported in the graph assume an initial fixed investment of $100 at the close of the market on September 23, 2020 through December 31, 2022, and that all dividends paid by companies included in the index have been reinvested. The DJISVC TSR is calculated in a similar manner as the Company’s TSR.

Compensation Actually Paid versus Total Shareholder Return
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$-
$(100,000,000)
$140
$120
$100
$80
$60
$40
$20
$-
$(20)
Total Shareholder Return
FY 2020
FY 2021
FY 2022
PEO Compensation Actually Paid (Hirsch)
PEO Compensation Actually Paid (Bezdek)
Non-PEO NEO Average Compensation Actually Paid
GoodRx Holdings, Inc. Class A Cumulative TSR
DJ Internet Service TSR

Compensation Actually Paid and Net Income

The graph below illustrates the relationship between compensation actually paid to the Company’s PEOs, other Non-PEO NEOs and the Company’s net income for the fiscal years ended December 31, 2020, 2021 and 2022.

Compensation Actually Paid versus Net Income
$600,000,000
$500,000,000
$400,000,000
$300,000,000
$200,000,000
$100,000,000
$-
$(100,000,000)
$(350,000)
$(300,000)
$(250,000)
$(200,000)
$(150,000)
$(100,000)
$(50,000)
$-
$50,000
$100,000
Net Loss (dollars in thousands)
FY 2020
FY 2021
FY 2022
PEO Compensation Actually Paid (Hirsch)
PEO Compensation Actually Paid (Bezdek)
Non-PEO NEO Average Compensation Actually Paid
Net Income

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

As of December 31, 2022, the following securities were authorized for issuance under our equity compensation plans:

Plan category:	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights		Number of Securities Available for Future Issuance Under Equity Compensation Plans (excludes securities reflected in first column)
Equity compensation plans approved by security holders(1)					69,797,030	(2)
Class A Restricted Stock Units	18,460,856	(3)	—
Class B Restricted Stock Units	19,283,046	(4)	—
Options to Purchase Class A Common Stock	17,264,844	(5)	$7.72	(6)
Equity compensation plans not approved by security holders	—		—		—
Total	55,008,746		$7.72		69,737,030

_________________________

(1)
Consists of the Fifth Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”), 2020 Incentive Award Plan (the “2020 Plan”), and 2020 Employee Stock Purchase Plan (the “ESPP”).
(2)
The number of shares authorized under our 2020 Plan will increase on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030, equal to the lesser of (A) 5% of the shares of Class A Common Stock and Class B Common Stock outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of shares as determined by our Board, which may be issued as shares of Class A Common Stock or Class B Common Stock. The number of shares authorized under our ESPP will increase on the first day of each calendar year beginning on January 1, 2021 and ending on and including January 1, 2030, equal to the lesser of (A) 1% of the shares of Class A Common Stock and Class B Common Stock outstanding as of the last day of the immediately preceding fiscal year and (B) such lesser number of shares as determined by Board. We have not implemented any ESPP offering as of December 31, 2022.
(3)
Consists of 18,460,856 outstanding Class A RSUs under the 2020 Plan.
(4)
Consists of 19,283,046 outstanding Class B RSUs under the 2020 Plan, inclusive of 15,690,722 RSUs vested but not settled/issued in connection with the Performance-Vesting Founders Awards.
(5)
Consists of 8,976,009 outstanding options to purchase stock under the 2015 Plan and 8,288,835 outstanding options to purchase stock under the 2020 Plan. Following the effectiveness of the 2020 Plan, no further grants were permitted to be made under the 2015 Plan, though existing awards remain outstanding.
(6)
As of December 31, 2022, the weighted-average exercise price of outstanding options was $7.72.

DIRECTOR COMPENSATION

2022 Director Compensation Program

We maintain a non-employee director compensation program (the “Director Compensation Program”), which provides for annual retainer fees and long-term equity awards for certain of our non-employee directors, which currently include Julie Bradley, Jacqueline Kosecoff and Agnes Rey-Giraud (each, an “Eligible Director”).

The Director Compensation Program consists of the following components:

Cash Compensation

•
Annual Retainer: $30,000
•
Annual Committee Chair Retainer:
o
Audit: $20,000
o
Compensation: $15,000
o
Nominating and Corporate Governance: $9,000
o
Compliance: $9,000
•
Annual Committee Member (Non-Chair) Retainer:
o
Audit: $8,000
o
Compensation: $7,000
o
Nominating and Corporate Governance: $4,000
o
Compliance: $4,000

Annual cash retainers will be paid in quarterly installments in arrears and will be pro-rated for any partial calendar quarter of service.

Equity Compensation

•
Initial Grant: Each Eligible Director who is initially elected or appointed to serve on the board of directors will be granted a restricted stock unit award with a value of approximately $420,000 on the date on which such Eligible Director is appointed or elected to serve on the Board. These initial grants will vest as to one-third of the shares underlying the grant on each of the first three anniversaries of the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.
•
Annual Grant: An Eligible Director who is serving on the Board as of the date of the annual meeting of the Company’s stockholders each calendar year will be granted, on such annual meeting date, a restricted stock unit award with a value of approximately of $210,000. Each annual grant will vest in full on the earlier to occur of (i) the one-year anniversary of the applicable grant date and (ii) the date of the next annual meeting following the grant date, subject to such Eligible Director’s continued service through the applicable vesting date.

In addition, each Initial Grant and Annual Grant will vest in full upon a change in control, other than a non-transactional change in control, of the Company (each as defined in the 2020 Plan).

Compensation under our Director Compensation Program is subject to the annual limits on non-employee director compensation set forth in the 2020 Plan.

Board Service Letter Agreements

In June 2020, we entered into board service letter agreements with each of Dr. Kosecoff and Ms. Rey-Giraud, pursuant to which each of Dr. Kosecoff and Ms. Rey-Giraud was granted a non-statutory option to purchase 30,000 shares of our Class A common stock in June 2020. These options vested in equal monthly installments over the 12 months following the director’s election date (for Dr. Kosecoff) or August 11, 2020 (for Ms. Rey-Giraud), subject to the director’s continued service through the vesting date.

In August 2020, we entered into a board service letter agreement with Ms. Bradley in connection with the commencement of her service as a member of our Board, pursuant to which Ms. Bradley was granted two RSU awards in connection with the completion of our IPO: (i) an award of 15,000 RSUs corresponding to shares of our Class A common stock, which will vest in equal monthly installments over the three-year period following August 1, 2020, subject to Ms. Bradley’s continued service through the applicable vesting date; and (ii) an award of 7,500 RSUs corresponding to shares of our Class A common stock, which vested in equal monthly installments over the one-year period following August 1, 2020, subject to Ms. Bradley’s continued service through the applicable vesting date.

Director Compensation Table

The following table sets forth information for 2022 regarding the compensation awarded to, earned by or paid to our non-employee directors who served on our Board during 2022. Messrs. Hirsch and Bezdek, who served as our Co-Chief Executive Officers during 2022, and continue to serve as employees of the Company, do not receive additional compensation for their service as directors, and therefore are not included in the director compensation table below. All compensation paid to Messrs. Hirsch and Bezdek is reported above in the “Summary Compensation Table.”

Fees
	Earned	Stock
	or Paid in	Awards
Name	Cash ($)	($)(1)	Total ($)
Christopher Adams	—	—	—
Julie Bradley	50,000	160,798	210,798
Dipanjan Deb	—	—	—
Adam Karol	—	—	—
Jacqueline Kosecoff	45,000	160,798	205,798
Stephen LeSieur	—	—	—
Gregory Mondre	—	—	—
Agnes Rey-Giraud	47,000	160,798	207,798

(1)
Amounts reflect the aggregate grant date fair value of RSUs granted in 2022, computed in accordance with the provisions of ASC Topic 718, Compensation - Stock Compensation. These amounts do not reflect the actual economic value that will be realized by the director upon the vesting and settlement of the RSUs. The assumptions that we used to calculate these amounts are discussed in Note 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2022 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2023.

The table below shows the aggregate numbers of shares of our Class A common stock subject to outstanding option awards (exercisable and unexercisable) and/or RSUs held as of December 31, 2022 by each non-employee director who was serving as of December 31, 2022.

	Options	RSUs
	Outstanding	Outstanding
Name	at Year End (#)	at Year End (#)
Christopher Adams	—	—
Julie Bradley	—	30,774
Dipanjan Deb	—	—
Adam Karol	—	—
Jacqueline Kosecoff	263,371	27,440
Stephen LeSieur	—	—
Gregory Mondre	—	—
Agnes Rey-Giraud	222,185	27,440

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A common stock and Class B common stock for:

•
each person known by us to beneficially own more than 5% of our Class A common stock or our Class B common stock;
•
each of our directors and director nominees;
•
each of our named executive officers; and
•
all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder as described in this proxy statement is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 83,133,056 shares of Class A common stock and 313,731,628 shares of Class B common stock outstanding as of April 17, 2023.

Each outstanding share of Class B common stock is convertible at any time at the option of the holder into one share of Class A common stock. In addition, each share of Class B common stock will convert automatically into one share of Class A common stock upon any transfer, whether or not for value, except for certain permitted transfers described in our amended and restated certificate of incorporation, including transfers to family members, trusts solely for the benefit of the stockholder or their family members, and partnerships, corporations, and other entities exclusively owned by the stockholder or their family members, as well as affiliates, subject to certain exceptions. Once converted or transferred and converted into Class A common stock, the Class B common stock may not be reissued. All the outstanding shares of our Class B common stock will convert automatically into shares of our Class A common stock upon the date that is the earlier of (i) seven years from the filing and effectiveness of our amended and restated certificate of incorporation in connection with our initial public offering, or September 25, 2027, and (ii) the first date the aggregate number of outstanding shares of Class B common stock ceases to represent at least 10% of the aggregate number of outstanding shares of our common stock. Following such conversion, each share of Class A common stock will have one vote per share and the rights of the holders of all outstanding common stock will be identical. Once converted into Class A common stock, the Class B common stock may not be reissued.

Unless otherwise indicated, the address of all listed stockholders is 2701 Olympic Boulevard, West Building - Suite 200, Santa Monica, California 90404. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

							Common
	Shares of Class A			Shares of Class B			Stock Beneficially	Combined Voting
Name of beneficial owner	Common Stock			Common Stock			Owned (3)	Power (4)
5% Stockholders (excl. Named Executive Officers and Directors)	Number	Percentage	(1)	Number	Percentage	(2)	Percentage	Percentage
Entities affiliated with Silver Lake(5)	3,532,276	4.2%		125,995,332	40.2%		61.9%	39.2%
Entities affiliated with Francisco Partners(6)	—	—		84,700,550	27.0%		50.5%	26.3%
Idea Men, LLC(7)	—	—		50,164,171	16.0%		37.6%	15.6%
Entities affiliated with Spectrum(8)	—	—		48,145,075	15.3%		36.7%	14.9%
The Vanguard Group(9)	8,318,305	10.0%		—	—		10.0%	*
Millennium Management LLC(10)	5,318,603	6.4%		—	—		6.4%	*
Named Executive Officers and Directors
Babak Azad(11)	276,060	*		—	—		*	*
Christopher Adams	—	—		—	—		—	—
Raj Beri (12)	685,428	*		—	—		*	*
Trevor Bezdek(13)	810,707	1.0%		256,594	*		1.3%	*
Julie Bradley(14)	54,827	*		—	—		*	*
Dipanjan Deb	—	—		—	—		—	—
Douglas Hirsch(15)	810,707	1.0%		256,594	*		1.3%	*
Adam Karol	—	—		—	—		—	—
Jacqueline Kosecoff(16)	296,949	*		—	—		*	*
Stephen LeSieur	—	—		—	—		—	—
Gregory Mondre	—	—		—	—		—	—
Romin Nabiey(17)	206,306	*		—	—		*	*
Agnes Rey-Giraud(18)	255,763	*		226,500	*		*	*
Karsten Voermann(19)	358,125	*		—	—		*	*
All current executive officers and directors as a group (15 individuals)(20) (21)	4,679,872	5.6%		739,688	*		6.5%	*

*
Less than one percent.
(1)
The number and percentage of Class A shares beneficially owned by an individual or entity includes shares of Class A common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 17, 2023, are considered outstanding Class A common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(2)
The number and percentage of Class B shares beneficially owned by an individual or entity includes shares of Class B common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 17, 2023, are considered outstanding Class B common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(3)
The percentage of common stock beneficially owned by an individual or entity includes shares of Class A common stock and Class B common stock subject to restricted stock units, options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of April 17, 2023, are considered outstanding common stock, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
(4)
Percentage of “Combined Voting Power” represents voting power with respect to all outstanding shares of our Class A common stock and Class B common stock, as a single class, as of April 17, 2023. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.
(5)
Based on a Schedule 13D filed with the SEC on June 1, 2021. Each of SLP Geology GP, L.L.C., as the general partner of SLP Geology Aggregator, L.P.; Silver Lake Technology Associates V, L.P., as the managing member of SLP Geology GP, L.L.C.; SLTA V (GP), L.L.C., as the general partner of Silver Lake Technology Associates V, L.P.; and Silver Lake Group, L.L.C.,

as the managing member of SLTA V (GP), L.L.C. may be deemed to have shared voting and dispositive power over 3,532,276 shares of Class A common stock and 125,995,332 shares of Class B common stock held by SLP Geology Aggregator, L.P. that are convertible into Class A common stock. The address for each of the entities referenced above is c/o Silver Lake, 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025.
(6)
Based on a Schedule 13D filed with the SEC on June 1, 2021. Francisco Partners IV, L.P. has shared voting and dispositive power of 56,420,750 shares of Class A common stock issuable upon the conversion of an equal number of shares of Class B common stock. Francisco Partners IV-A, L.P. has shared voting and dispositive power of 28,279,800 shares of Class A common stock issuable upon the conversion of an equal number of shares of Class B common stock. Francisco Partners GP IV, L.P. is the general partner of each of Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P. Francisco Partners GP IV Management Limited is the general partner of Francisco Partners GP IV, L.P. Francisco Partners Management, L.P. serves as the investment manager for each of Francisco Partners IV, L.P. and Francisco Partners IV-A, L.P. As a result, each of Francisco Partners Management, L.P., Francisco Partners GP IV Management Limited and Francisco Partners GP IV, L.P. may be deemed to have shared voting and dispositive power over the shares of Class B common stock held by the entities they control. Voting and disposition decisions at Francisco Partners Management, L.P. with respect to the securities reported herein are made by an investment committee. Each member of the investment committee disclaims beneficial ownership of such securities. In addition, the above entities and individuals expressly disclaim beneficial ownership over any shares of Class A common stock that they may be deemed to beneficially own solely by reason of the Stockholders Agreement. The address for each of these entities is One Letterman Drive, Building C, Suite 410, San Francisco, CA 94129.
(7)
Based on a Schedule 13D/A filed with the SEC on February 14, 2022 and information available to the Company. Idea Men, LLC has sole voting and dispositive power over 50,164,171 shares of Class A common stock issuable upon the conversion of an equal number of shares of Class B common stock. Scott Marlette, Douglas Hirsch and Trevor Bezdek are the managing members of the Reporting Person. Each of the foregoing individuals disclaims beneficial ownership of the securities held by the Reporting Person. Each of these individuals disclaims beneficial ownership of any shares of the Class A common stock and Class B common stock held by Idea Men, LLC, except to the extent of their pecuniary interest. The address for Idea Men, LLC is 2644 30th St, Ste. 101, Santa Monica, CA 90405.
(8)
Based on a Schedule 13D filed with the SEC on June 1, 2021. Spectrum Equity VII, L.P has share voting and dispositive power over 48,016,553 shares of Class A common stock issuable upon the conversion of an equal number of shares of Class B common stock. Spectrum VII Investment Managers’ Fund, L.P. has shared voting and dispositive power over 82,191 shares of Class A common stock issuable upon the conversion of an equal number of shares of Class B common stock. Spectrum VII Co-Investment Fund, L.P. is the beneficial owner of 46,331 shares of Class A common stock issuable upon the conversion of an equal number of shares of Class B common stock. Spectrum Equity Associates VII, L.P. is the general partner of Spectrum Equity VII, L.P., and as a result may be deemed to share beneficial ownership of the shares of Class A common stock beneficially owned by Spectrum Equity VII, L.P. SEA VII Management, LLC is the general partner of each of Spectrum VII Investment Managers’ Fund, L.P., Spectrum VII Co-Investment Fund, L.P. and Spectrum Equity Associates VII, L.P., and as a result may be deemed to share beneficial ownership of the shares of Class A common stock beneficially owned by the foregoing entities. Brion B. Applegate, Christopher T. Mitchell, Victor E. Parker, Jr., Benjamin C. Spero, Ronan Cunningham, Peter T. Jensen, Stephen M. LeSieur, Brian Regan and Michael W. Farrell may be deemed to share voting and dispositive power over the securities held by the foregoing holders. The address for each of these entities is 140 New Montgomery Street, 20th Floor, San Francisco, CA 94105.
(9)
Based on a Schedule 13G/A filed with the SEC on March 10, 2023. The Vanguard Group has shared voting power over 13,981 shares of Class A common stock, sole dispositive power over 8,245,487 shares of Class A common stock and shared dispositive power over 72,818 shares of Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(10)
Based on a Schedule 13G/A filed with the SEC on February 6, 2023. Each of Millennium Management LLC, Millennium Group Management LLC and Israel A. Englander have shared voting and dispositive power over 5,318,603 shares of Class A common stock. The address for each entities above and Israel A. Englander is 399 Park Avenue, New York, NY 10022.
(11)
Represents (i) 30,659 shares of Class A common stock, (ii) 225,000 shares of Class A common stock underlying options to purchase common stock that are currently exercisable or would be exercisable within 60 days of April 17, 2023 and (iii) 20,401 shares of Class A common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 17, 2023.
(12)
Represents (i) 147,297 shares of Class A common stock, (ii) 447,105 shares of Class A common stock underlying options to purchase common stock that are currently exercisable or would be exercisable within 60 days of April 17, 2023 and (iii) 91,026 shares of Class A common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 17, 2023.
(13)
Represents (i) 810,707 shares of Class A common stock and (ii) 256,594 shares of Class B common stock that may be issuable upon vesting of time-based RSUs within 60 days of April 17,2023. Excludes 7,845,361 shares of Class B common stock that have vested but will not settle within 60 days of April 17, 2023.
(14)
Represents (i) 26,554 shares of Class A common stock and (ii) 28,273 shares of Class A common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 17, 2023.
(15)
Represents (i) 810,707 shares of Class A common stock and (ii) 256,594 shares of Class B common stock that may be issuable upon vesting of time-based RSUs within 60 days of April 17,2023. Excludes 7,845,361 shares of Class B common stock that have vested but will not settle within 60 days of April 17, 2023.
(16)
Represents (i) 6,138 shares of Class A common stock held by Robert H. Brook and Jacqueline B. Kosecoff Family Trust, for which Ms. Kosecoff and her spouse serve as co-trustee and beneficiaries, (ii) 263,371 shares of Class A common stock underlying options to purchase common stock that are currently exercisable or would be exercisable within 60 days of April 17, 2023 and (iii) 27,440 shares of Class A common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 17, 2023.
(17)
Represents (i) 60,537 shares of Class A common stock, (ii) 135,568 shares of Class A common stock underlying options to purchase common stock that are currently exercisable or would be exercisable within 60 days of April 17, 2023 and (iii) 10,201 shares of Class A common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 17, 2023.
(18)
Represents (i) 6,138 shares of Class A common stock, (ii) 226,500 shares of Class B common stock held by the ARG Family Legacy Trust #1, for which Ms. Rey-Giraud serves as trustee, (iii) 222,185 shares of Class A common stock underlying options to purchase common stock that are currently exercisable or would be exercisable within 60 days of April 17, 2023 and (iv) 27,440 shares of Class A common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 17, 2023.
(19)
Represents (i) 74,061 shares of Class A common stock, (ii) 230,000 shares of Class A common stock underlying options to purchase common stock that are currently exercisable or would be exercisable within 60 days of April 17, 2023 and (iii) 54,064 shares of Class A common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 17, 2023.
(20)
Represents, (a) for Class A common stock, (i) 2,001,964 shares of Class A common stock; (ii) 2,419,063 shares of Class A common stock underlying options to purchase common stock that are currently exercisable or would be exercisable within 60 days of April 17, 2023; and (iii) 258,845 shares of Class A common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 17, 2023 and (b) for Class B common stock, (i) 226,500 shares of Class B common stock and (ii) 513,188 shares of Class B common stock which may be issuable upon vesting of time-based RSUs within 60 days of April 17, 2023.
(21)
Scott Wagner is not included as he was not an executive officer of the Company on April 17, 2023. Mr. Wagner did not beneficially own any securities of the Company as of April 17, 2023.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

Our Board has adopted a written Related Person Transaction Policy and Procedures, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we (including any of our subsidiaries) are, were or will be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person has, had or will have a direct or indirect material interest.

Under the policy, any potential related person transaction that is proposed to be entered into by the Company must be reported to our General Counsel by both the related person and the person at the Company responsible for such potential related person transaction. Our legal team is primarily responsible for the procedures implemented to obtain information with respect to potential related person transactions, and determining whether such transactions constitute related person transactions subject to the policy. If our legal team determines that a transaction or relationship constitutes a related person transaction subject to the policy, then our General Counsel is required to present to the Audit Committee each such proposed related person transaction. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, the extent of the related person’s interest in the transaction and considerations under the Company’s Code of Business Conduct and Ethics. If advance Audit Committee approval of a related person transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the Chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting. If a transaction was not initially recognized as a related person transaction, then upon such recognition, the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting. Management is responsible for updating the Audit Committee as to any material changes to any approved or ratified related person transaction and for providing a status report at least annually of all current related person transactions at a regularly scheduled meeting of the Audit Committee. No director may participate in approval of a related person transaction for which he or she is a related person. Unless noted otherwise, all of the transactions, agreements or relationships described in this section occurred prior to the initial adoption of this policy.

The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning more than 5% of our outstanding Class A common stock or our Class B common stock. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us.

TRANSACTIONS RELATED TO DIRECTORS, EQUITY HOLDERS AND EXECUTIVE OFFICERS

Registration Rights

In October 2018, we entered into an Amended and Restated Investor Rights Agreement with our Sponsor Stockholders, pursuant to which, among other things, we granted such stockholders certain registration rights in respect to the “registrable securities” held by them. Each of our Sponsor Stockholders, together with their respective affiliates, beneficially owns more than 5% of a class of our outstanding capital stock.

Under the Amended and Restated Investor Rights Agreement, “registrable securities” include, among others, (a) the shares of our Common Stock previously issued upon the conversion of shares of our redeemable convertible preferred stock, (b) the shares of our Common Stock held or acquired by the applicable stockholders and (c) any shares of Common Stock issued as a dividend or other distribution to or in exchange for or in replacement of the shares referenced in clauses (a) and (b). The registration of shares of our Common Stock pursuant to the exercise of these registration rights would enable the holders thereof to sell such shares without restriction under the Securities Act when the applicable registration statement is declared effective. Under the Amended and Restated Investor Rights Agreement, we will pay expenses relating to such registrations, including up to $50,000 of the reasonable fees and disbursements of one counsel for the participating stockholders, and the stockholders will pay, among other things, all underwriting discounts and commissions relating to the sale of their shares. The Amended and Restated Investor Rights Agreement also includes customary indemnification and procedural terms.

These registration rights terminate upon the earlier of (1) the closing of a deemed liquidation event, which includes (A) certain mergers, reorganizations or consolidations, (B) the sale or other disposition of all or substantially all of our assets, and (C) any other transaction to which at least 50% of our voting securities or assets are transferred, or (2) as to any given holder of such registration rights, the date when all of the registrable securities of such holder, together with any registrable securities held by affiliates of such holder, can be sold without restriction under Rule 144 promulgated by the SEC under the Securities Act.

Stockholders Agreements

In October 2018, we entered into an Amended and Restated Stockholders Agreement (the “2018 Stockholders Agreement”) with the Sponsor Stockholders, Douglas Hirsch and Trevor Bezdek, our former Co-Chief Executive Officers and current Chief Mission Officer and Chairman of the Board, respectively, and certain other parties party thereto. As a result of our IPO, most of the provisions set forth in the 2018 Stockholders Agreement that apply to us were terminated, including rights regarding the nomination, appointment and designation of members of our Board and Board committees, transfer restrictions, tag-along rights, drag-along rights, rights of first refusal and negative covenants. We continue to be required to maintain directors and officers indemnity insurance coverage reasonably satisfactory to the Board, indemnify and exculpate directors to the fullest extent permitted under applicable law and, at the request of any of the Sponsor Stockholders, enter into a voting agreement pursuant to which the parties will agree to vote in favor of any directors nominated by such parties, in each case, pursuant to the amended and restated stockholders agreement.

In connection with our IPO, we entered into the Stockholders Agreement with our Sponsor Stockholders, pursuant to which, among other things, we granted such stockholders certain director designation rights and agreed to take all actions necessary and within our control to give effect to such director designation right provisions. The terms of the Stockholders Agreement regarding director designation rights and voting for the election of directors are described above in the “Corporate Governance” section under the header “Stockholders Agreement.”

In addition, each party to our Stockholders Agreement has also agreed, subject to certain limited exceptions, to certain limitations on their ability to sell or transfer any shares of common stock during the three-year period following our IPO. For example, each party must generally provide written notice to the other parties prior to exercising registration rights or making any transfer of such party’s shares. Following such notice, each other party shall have the ability to participate in the contemplated transaction on a pro rata basis. These restrictions on transfer terminate with respect to each party on the earlier of the date that is the third anniversary of the closing date of our IPO or the time at which such party beneficially owns less than 5% of the shares of common stock outstanding and does not have a director designee on our Board.

Services Agreement

In October 2018, we entered into a services agreement with Silver Lake Management Company V, L.L.C. (“SLMC”). Pursuant to the agreement, SLMC may render to us or any of our affiliates, by and through itself and its affiliates, each as an independent contractor, monitoring, advisory and consulting services, among others.

Pursuant to the agreement, we also granted SLMC a non-exclusive license to use our trademarks and logos in connection with the describing SLMC’s relationship with us. No services have been rendered to us pursuant to this agreement, and we have not paid any management fees to SLMC to date.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Amended and Restated Bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

OTHER MATTERS

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended December 31, 2022, the members of our Compensation Committee included Dipanjan Deb, Christopher Adams, Jacqueline Kosecoff and Gregory Mondre. None of the members of our Compensation Committee is or has been an officer or employee of the Company. During the fiscal year ended December 31, 2022, no relationship required to be disclosed by the rules of the SEC existed aside from those identified herein.

STOCKHOLDERS’ PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) must submit the proposal to our offices at 2701 Olympic Boulevard, West Building—Suite 200, Santa Monica, California 90404 in writing not later than January 3, 2024. However, if the date of the 2024 Annual Meeting changes by more than 30 days from the first anniversary of the date of the Annual Meeting, then such proposals must be received a reasonable time before we begin to print and send our proxy materials for the 2024 Annual Meeting. Any such proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Stockholders intending to present a proposal at the 2024 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting no earlier than February 15, 2024 and no later than March 16, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after June 14, 2024, then our Secretary must receive such written notice not earlier than the 120th day prior to the 2024 Annual Meeting and not later than the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2024 Annual Meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline. In addition to satisfying the foregoing requirements under the Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS AT THE ANNUAL MEETING

Our Board is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

We intend to file a proxy statement and white proxy card with the SEC in connection with the solicitation of proxies for our 2024 Annual Meeting of our Stockholders. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.

GOODRX’S ANNUAL REPORT ON FORM 10-K

A copy of GoodRx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 17, 2023 without charge upon written request addressed to GoodRx Holdings, Inc., Attention: Secretary, 2701 Olympic Boulevard Santa Monica, West Building - Suite 200, California 90404. A reasonable fee will be charged for copies of exhibits. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 at investors.goodrx.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

Trevor Bezdek

Chairman of the Board

Santa Monica, California

May 1, 2023

GOODRX HOLDINGS, INC. 2701 OLYMPIC BOULEVARD WEST BUILDING SUITE 200 SANTA MONICA, CA 90404 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GDRX2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 13, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors   Nominees To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 01) Christopher Adams 02) Trevor Bezdek 03) Adam Karol The Board of Directors recommends you vote FOR Proposals 2: 2.  Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The Board of Directors recommends you vote 1 YEAR for Proposal 3: 3.  Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of the Company’s named executive officers. NOTE: Such other business as may properly come before the meeting or any continuation, postponement or adjournment thereof. For Against Abstain 1 year 2 years 3 years Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com GOODRX HOLDINGS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS JUNE 14, 2022 The undersigned stockholder(s) hereby appoint(s) Trevor Bezdek, Doug Hirsch and Karsten Voermann, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and/or Class B common stock, as applicable, of GoodRx Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m., Pacific Time on Tuesday, June 14, 2022, which will be conducted via live webcast accessible at www.virtualshareholdermeeting.com/GDRX2022, and any continuation, adjournment or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE Continued and to be signed on reverse side 0000562524_2 R1 0024